                                                                   EXHIBIT 10.24



================================================================================


                                CREDIT AGREEMENT

                         dated as of November 12, 1996

                     $25,000,000 REVOLVING CREDIT FACILITY

                         FALCON DRILLING COMPANY, INC.
                       FALCON DRILLING DE VENEZUELA, INC.
                         FALCON DRILLING HOLDINGS, L.P.
                        FALCON DRILLING MANAGEMENT, INC.
                              FALCON INLAND, INC.
                             FALCON OFFSHORE, INC.
                         FALCON SERVICES COMPANY, INC.
                         FALCON WORKOVER COMPANY, INC.
                             FALRIG OFFSHORE, INC.
                            FALRIG OFFSHORE PARTNERS
                          FALRIG OFFSHORE (USA), L.P.
                             KESTREL OFFSHORE, INC.
                                      and
                          RAPTOR EXPLORATION CO., INC.
                                  as BORROWERS


                             FALCON ATLANTIC LTD.,
                        FALCON DRILLING DO BRASIL, LTDA.

                                      and

                     PERFORACIONES FALRIG DE VENEZUELA C.A.
                                 as Guarantors


                                 BANQUE PARIBAS
                             as Agent and a Lender

                       ARAB BANKING CORPORATION (B.S.C.)
                            as Co-Agent and a Lender


================================================================================

                               TABLE OF CONTENTS

ARTICLE 1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Section 1.1   Definitions  . . . . . . . . . . . . . . . . . . . . . .  2
       Section 1.2   Other Definitional Provisions  . . . . . . . . . . . . . 29
       Section 1.3   Accounting Terms and Determinations  . . . . . . . . . . 30
       Section 1.4   Financial Covenants and Reporting  . . . . . . . . . . . 30

ARTICLE 2 - Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
       Section 2.1   Commitments.   . . . . . . . . . . . . . . . . . . . . . 30
       Section 2.2   Notes  . . . . . . . . . . . . . . . . . . . . . . . . . 31
       Section 2.3   Repayment of Loans   . . . . . . . . . . . . . . . . . . 31
       Section 2.4   Interest   . . . . . . . . . . . . . . . . . . . . . . . 31
       Section 2.5   Borrowing Procedure  . . . . . . . . . . . . . . . . . . 32
       Section 2.6   Optional Prepayments, Conversions and
                     Continuations of Loans   . . . . . . . . . . . . . . . . 32
       Section 2.7   Mandatory Prepayments  . . . . . . . . . . . . . . . . . 32
       Section 2.8   Minimum Amounts.   . . . . . . . . . . . . . . . . . . . 33
       Section 2.9   Certain Notices.   . . . . . . . . . . . . . . . . . . . 33
       Section 2.10  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . 33
       Section 2.11  Commitment Fee and Other Fees  . . . . . . . . . . . . . 34
       Section 2.12  Computations.  . . . . . . . . . . . . . . . . . . . . . 34
       Section 2.13  Termination or Reduction of Commitments  . . . . . . . . 34
       Section 2.14  Letters of Credit  . . . . . . . . . . . . . . . . . . . 34

ARTICLE 3 - Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
       Section 3.1   Method of Payment  . . . . . . . . . . . . . . . . . . . 37
       Section 3.2   Pro Rata Treatment   . . . . . . . . . . . . . . . . . . 38
       Section 3.3   Sharing of Payments, Etc   . . . . . . . . . . . . . . . 38
       Section 3.4   Non-Receipt of Funds by the Agent  . . . . . . . . . . . 38
       Section 3.5   Withholding Taxes  . . . . . . . . . . . . . . . . . . . 39
       Section 3.6   Withholding Tax Exemption  . . . . . . . . . . . . . . . 40

ARTICLE 4 - Yield Protection and Illegality . . . . . . . . . . . . . . . . . 40
       Section 4.1   Additional Costs   . . . . . . . . . . . . . . . . . . . 40
       Section 4.2   Limitation on Types of Loans   . . . . . . . . . . . . . 42
       Section 4.3   Illegality   . . . . . . . . . . . . . . . . . . . . . . 42
       Section 4.4   Treatment of Affected Loans  . . . . . . . . . . . . . . 42
       Section 4.5   Compensation   . . . . . . . . . . . . . . . . . . . . . 43
       Section 4.6   Capital Adequacy   . . . . . . . . . . . . . . . . . . . 43
       Section 4.7   Additional Interest on Eurodollar Loans  . . . . . . . . 44

ARTICLE 5 - Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
       Section 5.1   Collateral   . . . . . . . . . . . . . . . . . . . . . . 44
       Section 5.2   New Borrowers  . . . . . . . . . . . . . . . . . . . . . 44
       Section 5.3   Setoff   . . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE 6 - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . 45
       Section 6.1   Initial Extension of Credit  . . . . . . . . . . . . . . 45
       Section 6.2   All Extensions of Credit   . . . . . . . . . . . . . . . 48

ARTICLE 7 - Representations and Warranties  . . . . . . . . . . . . . . . . . 49
       Section 7.1   Corporate Existence  . . . . . . . . . . . . . . . . . . 49
       Section 7.2   Financial Statements   . . . . . . . . . . . . . . . . . 50
       Section 7.3   Entity Action; No Breach   . . . . . . . . . . . . . . . 50
       Section 7.4   Operation of Business  . . . . . . . . . . . . . . . . . 50
       Section 7.5   Intellectual Property  . . . . . . . . . . . . . . . . . 50
       Section 7.6   Litigation and Judgments   . . . . . . . . . . . . . . . 51
       Section 7.7   Rights in Properties; Liens  . . . . . . . . . . . . . . 51
       Section 7.8   Enforceability   . . . . . . . . . . . . . . . . . . . . 51
       Section 7.9   Approvals  . . . . . . . . . . . . . . . . . . . . . . . 51
       Section 7.10  Debt   . . . . . . . . . . . . . . . . . . . . . . . . . 51
       Section 7.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . 52
       Section 7.12  Margin Securities  . . . . . . . . . . . . . . . . . . . 52
       Section 7.13  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . 52
       Section 7.14  Disclosure   . . . . . . . . . . . . . . . . . . . . . . 53
       Section 7.15  Capitalization   . . . . . . . . . . . . . . . . . . . . 53
       Section 7.16  Agreements   . . . . . . . . . . . . . . . . . . . . . . 54
                     ----------
       Section 7.17  Compliance with Laws   . . . . . . . . . . . . . . . . . 54
       Section 7.18  Investment Company Act   . . . . . . . . . . . . . . . . 54
       Section 7.19  Public Utility Holding Company Act   . . . . . . . . . . 54
       Section 7.20  Environmental Matters  . . . . . . . . . . . . . . . . . 54
       Section 7.21  Labor Disputes and Acts of God   . . . . . . . . . . . . 55
       Section 7.22  Material Contracts   . . . . . . . . . . . . . . . . . . 56
       Section 7.23  Outstanding Securities   . . . . . . . . . . . . . . . . 56
       Section 7.24  Priority of Payment.   . . . . . . . . . . . . . . . . . 56
       Section 7.25  Solvency   . . . . . . . . . . . . . . . . . . . . . . . 56
       Section 7.26  Employee Matters   . . . . . . . . . . . . . . . . . . . 56
       Section 7.27  Insurance  . . . . . . . . . . . . . . . . . . . . . . . 56

ARTICLE 8 - Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . 57
       Section 8.1   Reporting Requirements   . . . . . . . . . . . . . . . . 57
       Section 8.2   Maintenance of Existence; Conduct of Business  . . . . . 60
       Section 8.3   Maintenance of Properties  . . . . . . . . . . . . . . . 60
       Section 8.4   Taxes and Claims   . . . . . . . . . . . . . . . . . . . 60
       Section 8.5   Insurance  . . . . . . . . . . . . . . . . . . . . . . . 60
       Section 8.6   Inspection Rights  . . . . . . . . . . . . . . . . . . . 61
       Section 8.7   Keeping Books and Records  . . . . . . . . . . . . . . . 61
       Section 8.8   Compliance with Laws   . . . . . . . . . . . . . . . . . 61
       Section 8.9   Compliance with Agreements   . . . . . . . . . . . . . . 62
       Section 8.10  Further Assurances   . . . . . . . . . . . . . . . . . . 62
       Section 8.11  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . 62
       Section 8.12  Concentration Account  . . . . . . . . . . . . . . . . . 62

       Section 8.13  No Consolidation in Bankruptcy   . . . . . . . . . . . . 62

ARTICLE 9 - Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . 63
       Section 9.1   Debt   . . . . . . . . . . . . . . . . . . . . . . . . . 63
       Section 9.2   Limitation on Liens  . . . . . . . . . . . . . . . . . . 64
       Section 9.3   Mergers, Etc   . . . . . . . . . . . . . . . . . . . . . 64
       Section 9.4   Restricted Payments  . . . . . . . . . . . . . . . . . . 65
       Section 9.5   Investments.   . . . . . . . . . . . . . . . . . . . . . 66
       Section 9.6   Limitation on Issuance of Capital Stock  . . . . . . . . 67
       Section 9.7   Transactions With Affiliates   . . . . . . . . . . . . . 67
       Section 9.8   Disposition of Property  . . . . . . . . . . . . . . . . 68
       Section 9.9   Sale and Leaseback   . . . . . . . . . . . . . . . . . . 69
       Section 9.10  Lines of Business  . . . . . . . . . . . . . . . . . . . 69
       Section 9.11  Environmental Protection   . . . . . . . . . . . . . . . 69
       Section 9.12  Intercompany Transactions  . . . . . . . . . . . . . . . 69
       Section 9.13  Consulting and Management Fees   . . . . . . . . . . . . 69
       Section 9.14  Modification of Other Agreements   . . . . . . . . . . . 70
       Section 9.15  ERISA.   . . . . . . . . . . . . . . . . . . . . . . . . 70

ARTICLE 10 - Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . 70
       Section 10.1  Consolidated Current Ratio   . . . . . . . . . . . . . . 71
       Section 10.2  Consolidated Tangible Net Worth  . . . . . . . . . . . . 71
       Section 10.3  Consolidated Interest Coverage Ratio   . . . . . . . . . 71

ARTICLE 11 - Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
       Section 11.1  Events of Default  . . . . . . . . . . . . . . . . . . . 71
       Section 11.2  Remedies   . . . . . . . . . . . . . . . . . . . . . . . 74
       Section 11.3  Cash Collateral  . . . . . . . . . . . . . . . . . . . . 75
       Section 11.4  Performance by the Agent   . . . . . . . . . . . . . . . 75

ARTICLE 12 - The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
       Section 12.1  Appointment, Powers and Immunities   . . . . . . . . . . 75
       Section 12.2  Rights of Agent as a Bank  . . . . . . . . . . . . . . . 76
       Section 12.3  Defaults   . . . . . . . . . . . . . . . . . . . . . . . 76
       Section 12.4  Indemnification  . . . . . . . . . . . . . . . . . . . . 77
       Section 12.5  Independent Credit Decisions   . . . . . . . . . . . . . 77
       Section 12.6  Several Commitments  . . . . . . . . . . . . . . . . . . 78
       Section 12.7  Successor Agent  . . . . . . . . . . . . . . . . . . . . 78

ARTICLE 13 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . 79
       Section 13.1  Expenses   . . . . . . . . . . . . . . . . . . . . . . . 79
       Section 13.2  Indemnification  . . . . . . . . . . . . . . . . . . . . 79
       Section 13.3  Limitation of Liability  . . . . . . . . . . . . . . . . 80
       Section 13.4  No Duty  . . . . . . . . . . . . . . . . . . . . . . . . 80
       Section 13.5  No Fiduciary Relationship  . . . . . . . . . . . . . . . 80
       Section 13.6  Equitable Relief   . . . . . . . . . . . . . . . . . . . 81

       Section 13.7  No Waiver; Cumulative Remedies   . . . . . . . . . . . . 81
       Section 13.8  Successors and Assigns   . . . . . . . . . . . . . . . . 81
       Section 13.9  Survival   . . . . . . . . . . . . . . . . . . . . . . . 84
       Section 13.10 Entire Agreement   . . . . . . . . . . . . . . . . . . . 84
       Section 13.11 Amendments.  . . . . . . . . . . . . . . . . . . . . . . 84
       Section 13.12 Maximum Interest Rate  . . . . . . . . . . . . . . . . . 85
       Section 13.13 Notices  . . . . . . . . . . . . . . . . . . . . . . . . 86
       Section 13.14 Governing Law; Submission to Jurisdiction;
                     Service of Process   . . . . . . . . . . . . . . . . . . 86
       Section 13.15 Counterparts   . . . . . . . . . . . . . . . . . . . . . 86
       Section 13.16 Severability   . . . . . . . . . . . . . . . . . . . . . 86
       Section 13.17 Headings   . . . . . . . . . . . . . . . . . . . . . . . 87
       Section 13.18 Construction   . . . . . . . . . . . . . . . . . . . . . 87
       Section 13.19 Independence of Covenants  . . . . . . . . . . . . . . . 87
       Section 13.20 Confidentiality  . . . . . . . . . . . . . . . . . . . . 87
       Section 13.21 Waiver of Jury Trial   . . . . . . . . . . . . . . . . . 87
       Section 13.22 Approvals and Consent.   . . . . . . . . . . . . . . . . 87
       Section 13.23 Agent for Services of Process  . . . . . . . . . . . . . 88
       Section 13.24 Joint and Several Obligations  . . . . . . . . . . . . . 88
       Section 13.25 Co-Agent   . . . . . . . . . . . . . . . . . . . . . . . 88

                               INDEX TO EXHIBITS

Exhibit       Description of Exhibit                            Section
-------       ----------------------                            -------
"A"           Form of Assignment and Acceptance                 1.1
"B"           Form of Borrowing Base Report                     1.1
"C"           Form of Note                                      1.1
"D"           Form of Notice of Borrowings, Conversions,
              Continuations or Prepayments                      2.9



                               INDEX TO SCHEDULES

Schedule      Description of Schedule
--------      -----------------------
1.1(a)        Permitted Liens
1.1(b)        Certain Receivables
7.6           Litigation
7.7           Drilling Rigs
7.10          Existing Debt
7.11          Taxes
7.13          Plans
7.15(b)       Capitalization of Subsidiaries
7.15(c)       Options, etc.
7.22          Material Contracts and Defaults
7.26          Employee Matters
7.27          Insurance
9.5           Investments
9.7           Certain Transactions with Affiliates
9.12          Intercompany Transactions

                                CREDIT AGREEMENT

       THIS CREDIT AGREEMENT, dated as of November 12, 1996, is among FALCON DRILLING COMPANY, INC., a Delaware corporation ("Falcon Drilling"), FALCON DRILLING DE VENEZUELA, INC., a Delaware corporation ("Falcon Venezuela"),FALCON DRILLING HOLDINGS, L.P., a Delaware limited partnership ("Falcon Holdings"), FALCON DRILLING MANAGEMENT, INC., a Delaware corporation ("Falcon Management"), FALCON INLAND, INC., a Delaware corporation ("Falcon Inland"), FALCON OFFSHORE, INC., a Delaware corporation ("Falcon Offshore"), FALCON SERVICES COMPANY, INC., a Delaware corporation ("Falcon Services"), FALCON WORKOVER COMPANY, INC., a Delaware corporation ("Falcon Workover"), FALRIG OFFSHORE, INC., a Delaware corporation ("FALRIG Offshore"), FALRIG OFFSHORE PARTNERS, a Texas general partnership ("FALRIG Offshore GP"), FALRIG OFFSHORE (USA), L.P., a Delaware limited partnership ("FALRIG Offshore LP"), KESTREL OFFSHORE, INC. a Delaware corporation ("Kestrel"), RAPTOR EXPLORATION CO., INC., a Delaware corporation ("Raptor") (each of Falcon Drilling, Falcon Venezuela, Falcon Holdings, Falcon Management, Falcon Inland, Falcon Offshore, Falcon Services, Falcon Workover, FALRIG Offshore, FALRIG Offshore GP, FALRIG Offshore LP, Kestrel, and Raptor, and each New Borrower, is sometimes hereinafter individually referred to as a "BORROWER" and all of such Persons are sometimes hereinafter collectively referred to as the "BORROWERS"), FALCON ATLANTIC LTD., a Cayman Islands company ("Falcon Atlantic"), FALCON DRILLING DO BRASIL, LTDA., a Brazilian limited liability company ("Falcon Brasil"), PERFORACIONES FALRIG DE VENEZUELA C.A., a Venezuelan company ("FALRIG Venezuela") (each of Falcon Atlantic, Falcon Brasil and FALRIG Venezuela is sometimes hereinafter referred to individually as a "Guarantor" and all of such Persons are sometimes hereinafter collectively referred to as the "Guarantors"), BANQUE PARIBAS, a bank organized under the laws of France acting through its Houston Agency, ARAB BANKING CORPORATION (B.S.C.), a banking corporation organized under the laws of Bahrain, each of the other banks or lending institutions which is or which may from time to time become a party hereto or any permitted successor or assignee thereof (each of Banque Paribas, Arab Banking Corporation (B.S.C.), and such other banks or lending institutions is sometimes hereinafter individually referred to as a "Bank" and all of such Persons are sometimes hereinafter collectively referred to as the "Banks"), BANQUE PARIBAS, as agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent") and ARAB BANKING CORPORATION (B.S.C.), as Co-Agent for itself and the other Banks (in such capacity, together with its successors and assigns in such capacity, the "Co-Agent").

                                   RECITALS:

       The BORROWERS desire that the Lenders extend a revolving credit facility to the BORROWERS to provide working capital financing for, and other funds for the general corporate purposes of, the BORROWERS, which revolving credit facility shall be guaranteed by the Guarantors.

       NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

       Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

       "ABR" means the sum of (a) the greater of the Prime Rate or the Federal Funds Rate, plus (b) one-half of one percent per annum.

       "ABR Loans" means Loans that bear interest at rates based upon the ABR.

       "Acquisition Loans" means the "Loans" as such term is defined in the Acquisition Loans Credit Agreement.

       "Acquisition Loans Agent" means the "Agent" as such term is defined in the Acquisition Loans Credit Agreement.

       "Acquisition Loans Banks" means the "Banks" as such term is defined in the Acquisition Loans Credit Agreement.

       "Acquisition Loans Credit Agreement" means that certain Credit Agreement dated as of November 12, 1996, among Falcon Drilling, the banks named therein, Banque Paribas, as agent for such banks, and Arab Banking Corporation (B.S.), as co-agent for such banks.

       "Acquisition Loans Documents" means the "Loan Documents" as such term is defined in the Acquisition Loans Credit Agreement.

       "Acquisition Loans Maturity Date" means the "Maturity Date" as such term is defined in the Acquisition Loans Credit Agreement.

       "Acquisition Loans Obligations" means the "Obligations" as such term is defined in the Acquisition Loans Credit Agreement.

       "Additional Costs" means as specified in Section 4.1(a).

       "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period, divided by
(b) the remainder of one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

       "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting stock of such Person; or (c) ten percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) in no event shall the Agent or any Bank be deemed an Affiliate of any BORROWER or any of its Subsidiaries and
(ii) for purposes of (A) clauses (m), (q) and (u) of the definition of the term "Eligible Receivables", but subject to the proviso below, (B) the definition of the term "Net Proceeds" and (C) Sections 7.6 and 8.1(f), the Chatterjee Group shall not be deemed to be an Affiliate of Falcon Drilling or any of its Subsidiaries if (but only if) the Chatterjee Group (1) directly and indirectly beneficially owns and holds no more than 50% of the voting stock of Falcon Drilling and (2) does not directly or indirectly control the election of a majority of the directors of Falcon Drilling or any of its Subsidiaries; provided, however, that, for purposes of clause (m) of the definition of the term "Eligible Receivables", the Chatterjee Group shall be deemed to be an Affiliate of Falcon Drilling and its Subsidiaries to the extent that, but for this proviso, the Eligible Receivables as to which the Chatterjee Group is account debtor would exceed $1,000,000.

       "Agent" means as specified in the initial paragraph of this Agreement.

       "Agreement" means this Credit Agreement and any and all amendments, modifications, supplements, renewals, extension or restatements hereof.

       "Applicable Lending Office" means for each Bank and each Type of Loan, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Bank that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it) or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the BORROWERS and the Agent as the office by which its Loans of such Type are to be made and maintained.

       "Applicable Margin" means (a) 0.00% per annum with respect to ABR Loans and (b) the Applicable Eurodollar Loan Margin with respect to Eurodollar Loans; provided, however, that in the event that Falcon Drilling consummates Equity Issuances of its common stock subsequent to the Closing Date as to which the aggregate Net Proceeds received by Falcon Drilling is greater than or equal to $75,000,000, then the Applicable Eurodollar Loan Margin at all times thereafter shall be 0.50% less than the percentage that is otherwise then applicable. For purposes hereof, the "Applicable Eurodollar Loan Margin" means, at any date of determination, the percentage per annum set forth in the table below that corresponds to the ratio of (A) the Outstanding Credit as of such date to (B) the aggregate amount of the Commitments in effect as of such date:

              Ratio of Outstanding                           Applicable
        Credit to Aggregate Commitments                Eurodollar Loan Margin
        -------------------------------                ----------------------
Less than 0.40 to 1.00                                         1.50%

Less than 0.60 to 1.00 but
  greater than or equal to 0.40 to 1.00                        1.75%
Greater than or equal to 0.60 to 1.00                          2.00%



       "Asset Disposition" means the disposition (other than sales of Inventory in the ordinary course of business consistent with past practices, the grant of a Permitted Lien as security or the transfer of a Non-Recourse Rig) of any or all of the Property of any BORROWER or any of its Subsidiaries, whether by sale, conveyance, lease, transfer, assignment, condemnation or otherwise, but excluding (a) the issuance of Capital Stock and (b) any involuntary disposition resulting from casualty damage to Property.

       "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its Assignee and accepted by the Agent pursuant to Section 13.8(e), in substantially the form of Exhibit A hereto.

       "Assignee" means as specified in Section 13.8(b).

       "Assigning Bank" means as specified in Section 13.8(b).

       "Bank" and "Banks" means as specified in the initial paragraph of this Agreement.

       "Bank Parties" means the Agent, the Co-Agent (at any time a Co-Agent has been designated by Banque Paribas), the Banks, the Required Banks and/or any Bank.

       "Bankruptcy Code" means as specified in Section 11.1(e).

       "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

       "BORROWER" and "BORROWERS" means as specified in the initial paragraph of this Agreement.

       "Borrower Member" means each of the BORROWERS and each of the Subsidiaries of any BORROWER.

       "Borrowing Base" means, at any date of determination, an amount equal to the remainder of the sum of (a) 80% of Eligible Receivables plus (b) 100% of the remaining balance of any cash previously deposited by the BORROWERS, other than the Non-Material Borrowers and the Guarantors, into the Borrowing Base Accounts pursuant to the Security and Assignment Agreements in which the Agent holds a perfected, first priority Lien or assignment, subject to no other Liens; provided, however, that, for purposes of clause (a) preceding, the percentage of Eligible Receivables referred to therein shall be 90% in lieu of 80% if and to the extent that the account debtor of such Receivables is an issuer of "investment grade" (as such term is defined in the last sentence of the definition of "Eligible Receivables" herein) publicly traded debt securities or preferred stock.

       "Borrowing Base Account" means an account maintained by any BORROWER, other than a Non-Material Borrower or a Guarantor, with the Agent or some other Bank selected by such BORROWERS and reasonably acceptable to the Agent into which there shall be deposited only cash deposits to be included in the Borrowing Base and assigned and pledged to the Agent for the benefit of the Banks pursuant to the Security and Assignment Agreement executed by such BORROWER (if such Borrowing Base Account is identified to the Agent as of the Closing Date) or pursuant to a security and assignment agreement (or any amendment to the applicable Security and Assignment Agreement) in form and substance satisfactory to the Agent (if such Borrowing Base Account is later identified).

       "Borrowing Base Report" means a report in substantially the form of Exhibit B attached hereto and completed and certified by a Responsible Officer of Falcon Drilling.

       "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Houston, Texas, or New York, New York, and
(b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by Falcon Drilling or any of its Subsidiaries to acquire or construct fixed assets, plant or equipment (including renewals, improvements or replacements) during such period and which, in accordance with GAAP, are classified as capital expenditures.

       "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

       "Capital Stock" means corporate stock, partnership interests and any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership interests issued by any entity (whether a corporation, a partnership or another entity) and any rights, warrants or options to acquire an equity interest in such entity.

       "Cash Proceeds" means, with respect to any Asset Disposition by any Person, the aggregate consideration received for such Asset Disposition by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Disposition), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof). For the purposes of this definition, "cash or cash equivalents" shall be deemed to include, for a period not to exceed 12 months from the related Asset Disposition, noncash consideration received with respect to an Asset Disposition to the extent that such noncash consideration consists of (i) publicly traded debt securities of a Person, which securities are rated as "BBB-" or higher by Standard and Poor's Corporation ("S&P") and "Baa3" or higher by Moody's Investors Service, Inc. ("Moody's"), or (ii) other indebtedness of a Person if (A) the lowest rated long-term, unsecured debt obligation issued by such Person is rated "BBB-" or higher by S&P and "Baa3" or higher by Moody's or (B) in the case of other indebtedness, the payment of such other indebtedness is secured by an irrevocable letter of credit issued by a commercial bank having capital and surplus in excess of $100,000,000 and long term unsecured debt obligations rated at least "A-" by S&P and "A3" by Moody's.

       "Change of Control" means the existence or occurrence of any of the following: (a) a determination by Falcon Drilling or the Agent that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Chatterjee Group has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 40% of the Voting Stock of Falcon Drilling; (b) any BORROWER is merged with or into or consolidated with another corporation, and immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (i) the stockholders of Falcon Drilling immediately prior to such merger or consolidation, or (ii) if a record date has been set to determine the stockholders of such BORROWER entitled to vote on such merger or consolidation, the stockholders of Falcon Drilling as of such record date; (c) any BORROWER, either individually or in connection with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of Falcon Drilling and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries of Falcon Drilling, to any Person (other than a Wholly Owned Subsidiary of Falcon Drilling); (d) the liquidation or dissolution of any BORROWER unless such BORROWER is not Falcon Drilling and, in conjunction with such liquidation or dissolution, all Properties and assets of such BORROWER become owned by one or more of the remaining BORROWERS; or (e) the first day on which a majority of the individuals who constitute the Board of Directors of Falcon Drilling are not Continuing Directors.

       "Chatterjee Group" means Purnendu Chatterjee and George Soros and any Person, other than any BORROWER or any Subsidiary of a Borrower, a majority of the Capital Stock of which is beneficially owned, directly or indirectly, by such individual(s), either individually or collectively.

       "Closing Date" means the date of this Agreement as set forth on the first page hereof.

       "Co-Agent" means as specified in the initial paragraph of this Agreement.

       "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

       "Collateral" means all Property of any nature whatsoever upon which a Lien is purported to be created by any Loan Document, including, without limitation, the Receivables of the BORROWERS and the Borrowing Base Accounts and all products and proceeds thereof.

       "Commitment" means, as to any Bank, the obligation of such Bank to make Loans and incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment" or, if such Bank is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Bank, as the same may be reduced or terminated pursuant to Section 2.13 or 11.2.

       "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the outstanding Commitment of such Bank (or, if such Commitment has terminated or expired, the outstanding principal amount of its Loans and Letter of Credit Liabilities) and the denominator of which is the aggregate amount of the outstanding Commitments of all of the Banks (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of all Loans and Letter of Credit Liabilities).

       "Concentration Account" means a concentration deposit account or accounts (as the BORROWERS may desire) into which all proceeds of Collateral shall be deposited, which account is maintained by the

BORROWERS (other than the Non-Material Borrowers and the Guarantors) with a bank (or banks) selected by such BORROWERS and reasonably acceptable to the Agent.

       "Concentration Account Agreement" means an agreement among the BORROWERS, the Agent and a depository bank selected by the BORROWERS and reasonably acceptable to the Agent in form and substance satisfactory to the Agent, dated the Closing Date and relating to the Concentration Account, any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof.

       "Consolidated Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS).

       "Consolidated Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS) and the current portion of Consolidated Funded Debt, exclusive of, in connection with any calculation of Consolidated Current Liabilities during the 12-month period immediately preceding the Maturity Date or the Acquisition Loans Maturity Date, the outstanding principal amount of the Loans or the outstanding principal amount of the Acquisition Loans, respectively.

       "Consolidated Current Ratio" means, at any particular time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

       "Consolidated Funded Debt" means, at any particular time, (a) all Debt of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS) which matures by its terms, or is renewable at the option of any BORROWER to a date, more than one year after the original creation of such Debt, (b) all other Debt which would be classified as "funded indebtedness" or "long-term indebtedness" on a consolidated balance sheet of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS) as of such date in accordance with GAAP, and
(c) all obligations of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS) for borrowed money.

       "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS) for such period to (b) Consolidated Interest Expense for such period.

       "Consolidated Interest Expense" means, for any period, (a) all interest on Debt of the Borrowers (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS) accrued during such period, including the interest portion of payments under Capital Lease Obligations, and (b) all other amounts which would be classified as interest expense on a consolidated statement of income of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not Borrowers) for such period in accordance with GAAP.

       "Consolidated Net Income" means, for any period, the net income (or loss) of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS) for such period, determined on a consolidated basis in accordance with GAAP.

       "Consolidated Net Worth" means, at any particular time, the sum of all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS).

       "Consolidated Tangible Net Worth" means, at any particular time, the remainder of (a) Consolidated Net Worth minus (b) the aggregate book value of Intangible Assets shown on a consolidated balance sheet of the BORROWERS (i.e., exclusive of any consolidated Subsidiaries of Falcon Drilling which are not BORROWERS).

       "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

       "Continuing Director" means an individual who (a) is a member of the Board of Directors of Falcon Drilling and (b) either (i) was a member of the Board of Directors of Falcon Drilling as of the Closing Date or (ii) whose nomination for election or election to the Board of Directors of Falcon Drilling was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors as of the Closing Date or whose election or nomination for election was previously so approved.

       "Contract Rate" means as specified in Section 13.12(a).

       "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of Loan.

       "Currency Hedge Agreement" means any foreign currency exchange agreement, option or future contract or other similar agreement designed to protect against or manage a Person's exposure to fluctuations in foreign currency exchange rates.

       "Current Date" means a date occurring no more than 30 days prior to the Closing Date or such earlier date which is reasonably acceptable to the Agent.

       "Debt" means as to any Person at any time (without duplication): (a) any indebtedness, liability or obligation of such Person, contingent or otherwise, for borrowed money; (b) any indebtedness, liability or obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) any indebtedness, liability or obligation of such Person for all or any part of the purchase price of Property or services or for the cost of Property constructed or of improvements thereto (including any indebtedness, liability or obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities incurred in respect of Property and services purchased in the ordinary course of business; (d) any indebtedness, liability or obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (e) any indebtedness, liability or obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (f) any indebtedness, liability or obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business); (g) any Capital Lease Obligation or any obligation pursuant to any sale and lease-back transaction of such Person; (h) any indebtedness, liability or obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any indebtedness, liability or obligation secured thereby has been assumed, by such Person; (i) any indebtedness, liability or obligation of such Person in respect of any letter of credit supporting any indebtedness, liability or obligation of any other Person; (j) the maximum fixed repurchase price of any Redeemable Stock of such Person or, if such Person is a Subsidiary, any preferred stock of such Person, exclusive of any Redeemable Stock or Subsidiary preferred stock issued by a BORROWER and owned by another BORROWER; (k) any obligation of such Person under or with respect to any Interest Rate Protection Agreement or Currency Hedge Agreement; and (l) any indebtedness, liability or obligation which is in economic effect a guarantee, regardless of its characterization, with respect to any Debt of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or Subsidiary preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or Subsidiary preferred stock as if such Redeemable Stock or Subsidiary preferred stock were repurchased on any date on which Debt shall be required to be determined pursuant to the this Agreement; provided, however, that if such Redeemable Stock or Subsidiary preferred stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or Subsidiary preferred stock. The amount of Debt of any Person at any date shall be (i) the outstanding book value at such date of all indebtedness, liabilities and obligations as described above and (ii) the maximum liability of all contingent indebtedness, liabilities and obligations at such date.

       "Debtor Relief Law" means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

       "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

       "Default Rate" means, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by any BORROWER under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent plus the Prime Rate as in effect from time to time plus the Applicable Margin for ABR Loans; provided, however, that if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent plus the interest rate for such Eurodollar Loan for such Interest Period as provided in
Section 2.4(a) hereof, and, thereafter, the rate provided for above in this definition.

       "Dollars" and "$" mean lawful money of the United States.

       "Drilling Rigs" means all drilling rigs or vessels owned by any of the Borrowers or Guarantors on the Closing Date.

       "EBITDA" means, for any period, without duplication, the sum of the following for the BORROWERS (i.e., exclusive of any consolidated Subsidiary of Falcon Drilling which is not a BORROWER) for such period determined on a consolidated basis in accordance with GAAP: (a) Consolidated Net Income, plus
(b) Consolidated Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Consolidated Net Income, plus (d) depreciation and amortization expense and other non-cash items to the extent deducted in determining Consolidated Net Income, minus (e) non-cash income to the extent included in determining Consolidated Net Income.

       "Eligible Assignee" means any (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) any Affiliate of any Bank; (iv) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (v) the central bank of any country which is a member of the OECD; or (vi) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

       "Eligible Receivables" means, at any date of determination, without duplication, the aggregate of each Receivable of any BORROWER, other than a Non-Material Borrower or a Guarantor, created in the ordinary course of business which satisfies each of the following conditions:

              (a) Such Receivable complies with all applicable Governmental Requirements, including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;

              (b) Such Receivable is payable not more than 45 days after the original date of issuance of the invoice therefor;

              (c) Such Receivable has not been outstanding for more than 60 days after the date on which such Receivable was due;

              (d) Such Receivable was created in connection with (i) the sale of Inventory by such BORROWER in the ordinary course of business and such sale has been fully consummated and such Inventory has been shipped and delivered and received by the account debtor or (ii) the performance of services by such BORROWER in the ordinary course of business and such services have been completed and accepted by the account debtors;

              (e) Such Receivable represents a legal, valid and binding payment obligation of the account debtor enforceable in accordance with its terms and arising from an enforceable contract, the performance of which contract, insofar as it relates to such Receivable, has been completed by such applicable BORROWER;

              (f) Such Receivable does not arise from the sale of any Inventory on a bill and hold, guaranteed sale, sale or return, sale on approval, consignment or any other repurchase or return basis;

              (g) Such applicable BORROWER has good and indefeasible title to such Receivable, the Agent holds a perfected, first priority Lien on such Receivable pursuant to the Security Documents, and such Receivable is not subject to any Liens except Permitted Liens specified in clause
       (b) or (d) of the definition of the term "Permitted Liens";

              (h) Such Receivable does not arise out of a contract with, or an order from, an account debtor that, by its terms (other than terms which are invalid under applicable law), prohibits or makes void or unenforceable the grant of a security interest to the Agent in and to such Receivable;

              (i) The amount or portion of such Receivable included in Eligible Receivables is not subject to any setoff, counterclaim, defense, dispute, recoupment or adjustment;

              (j) The account debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due or suffered a receiver or trustee to be appointed for any of its assets or affairs;

              (k) Such Receivable is not evidenced by chattel paper or instruments unless the Agent has a perfected first priority Lien on such chattel paper or instrument;

              (l) The account debtor has not returned or refused to retain, or otherwise notified such applicable BORROWER of any dispute concerning, or claimed nonconformity of, any of the services relating to such Receivable;

              (m) Such Receivable is not owed by an Affiliate or Subsidiary of any BORROWER;

              (n) Such Receivable is payable in Dollars by the account debtor;

              (o) Such Receivable does not arise out of, and is not related to or connected with, the performance of services by one or more rigs or other equipment (i) owned by a Non-Recourse Subsidiary or (ii) not owned or leased by such a BORROWER;

              (p) The account debtor (or its ultimate parent with respect to account debtors of Falcon Venezuela) with respect to such Receivable is not domiciled in or organized under the laws of, and does not have its chief executive offices in, any country other than the United States or a country of the OECD, unless such Receivable is fully secured by a letter of credit issued or confirmed by a bank acceptable to the Agent and which has capital and surplus exceeding $100,000,000 and such letter of credit contains terms and conditions reasonably acceptable to the Agent;

              (q) Such Receivable is not owed by an account debtor and/or any Affiliate of such account debtor as to which more than (i) with respect to an account debtor that is an issuer of investment grade publicly traded debt securities or preferred stock, 35% or (ii) with respect to an account debtor that is not an issuer of investment grade publicly traded debt securities or preferred stock, 25%, of the aggregate balances then outstanding on Receivables owed by such account debtor and/or its Affiliates to any such BORROWER are more than 75 days past due from the dates of their original invoices;

              (r) The account debtor with respect to such Receivable is not the United States or any department, agency or instrumentality thereof, unless, with respect to the Lien on such Receivable in favor of the Agent, to the extent applicable, the Federal Assignment of Claims Act of 1940, as amended, shall have been complied with;

              (s) The account debtor with respect to such Receivable is not located in Indiana, New Jersey, Minnesota, West Virginia or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless (i) such applicable BORROWER has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar appropriate filing with the applicable state agency for the then-current year or (ii) such Receivable was generated from a location of such account debtor that is not within any such state and, as a result, the laws of any such state are not applicable to such Receivable or the collection thereof;

              (t) Such Receivable is to be paid by the account debtor directly to the Concentration Account;

              (u) Such Receivable is not owed by an account debtor as to which the aggregate of all Receivables owing by such account debtor, when added to the aggregate of all Receivables owing by all Affiliates of such account debtor, exceeds (i) with respect to any two account debtors only, 20% each, (ii) with respect to an account debtor that is an issuer of "investment grade" publicly traded debt securities or preferred stock, 30%, or (iii) with respect to any other account debtor, ten percent, of the aggregate of all Eligible Receivables at such date, provided that the amount of Receivables owed by such account debtor that do not, when added to the aggregate of all Receivables owing by all Affiliates of such account debtor, exceed the percentages listed above of the aggregate of all Eligible Receivables at such date shall not be excluded pursuant to this clause (u);

              (v) With respect to Receivables of Falcon Venezuela, the account debtor (or its ultimate parent) with respect to such Receivables is an issuer of investment grade publicly traded debt securities or preferred stock; and

              (w) Such Receivable has not been rejected in whole or in part by the Agent or the Co-Agent, in the exercise of its reasonable discretion, as involving unacceptable credit risk.

       The amount of the Eligible Receivables owed by an account debtor to such a BORROWER shall be net of, and shall be reduced by (if and to the extent not already so reduced by virtue of the preceding clauses of this definition), the amount of all contra accounts, reserves, credits, rebates and other indebtedness, liabilities or obligations owed by such Borrower and its Wholly-Owned Subsidiaries to such account debtor (except to the extent that such contra accounts, reserves, credits, rebates and other indebtedness, liabilities or obligations could not be setoff against or otherwise reduce the amount payable with respect to any of the Eligible Receivables). For purposes of this definition, the term "investment grade" shall mean a rating by Standard & Poor's Corporation of "BBB-" or higher or a rating by Moody's Investors Service, Inc. of "Baa3" or higher.

       "Environmental Law" means any federal, state, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, renewal, discharge or disposal of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Emergency Planning and Community Right to Know Act, 15 U.S.C.,
Section 651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 300F et seq., and the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., and any state or local counterparts.

       "Environmental Liabilities" means, as to any Person, all indebtedness, liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal or civil statute, including any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

       "Equity Issuance" means any issuance by Falcon Drilling or any of its Subsidiaries of any Capital Stock of Falcon Drilling or any of its Subsidiaries, respectively.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

       "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

       "Eurodollar Loan" means any Loan that bears interest at a rate based upon the Eurodollar Rate or the Adjusted Eurodollar Rate.

       "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by the Reference Bank to leading banks in the London interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan made by the

Reference Bank to which such Interest Period relates. If the Reference Bank is not participating in any Eurodollar Loans during any Interest Period therefor (pursuant to Section 4.4 or for any other reason), the Eurodollar Rate and the Adjusted Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans which the Reference Bank would have made had it been participating in such Loans.

       "Event of Default" has the meaning specified in Section 11.1.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Falcon Atlantic" means as specified in the initial paragraph of this Agreement.

       "Falcon Brazil" means as specified in the initial paragraph of this Agreement.

       "Falcon Drilling" means as specified in the initial paragraph of this Agreement.

       "Falcon Holdings" means as specified in the initial paragraph of this Agreement.

       "Falcon Inland" means as specified in the initial paragraph of this Agreement.

       "Falcon Management" means as specified in the initial paragraph of this Agreement.

       "Falcon Offshore" means as specified in the initial paragraph of this Agreement.

       "Falcon Services" means as specified in the initial paragraph of this Agreement.

       "Falcon Venezuela" means as specified in the initial paragraph of this Agreement.

       "Falcon Workover" means as specified in the initial paragraph of this Agreement.

       "FALRIG Offshore" means as specified in the initial paragraph of this Agreement.

       "FALRIG Offshore GP" means as specified in the initial paragraph of this Agreement.

       "FALRIG Offshore LP" means as specified in the initial paragraph of this Agreement.

       "FALRIG Venezuela" means as specified in the initial paragraph of this Agreement.

       "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business

Day, the Federal Funds Rate for any day shall be the average rate which would be charged to the Reference Bank on such day on such transactions as determined by the Agent.

       "Funding Date" means the earlier to occur of the date of the making of the initial Loan or the date of the issuance of the initial Letter of Credit.

       "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

       "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, license, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

       "Guarantee" by any Person means any indebtedness, liability or obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other indebtedness, liability or obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other indebtedness, liability or obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other indebtedness, liability or obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary indebtedness, liability or obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated indebtedness, liability or obligation in respect thereof (assuming such Person is required to perform thereunder).

       "Guarantor" means Falcon Atlantic, Falcon Brasil, FALRIG Venezuela and each other Person who is or becomes a party to any agreement, document or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

       "Hazardous Material" means any substance, product, waste, pollutant, chemical, contaminant, insecticide, pesticide, constituent or material which is or becomes listed, regulated or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, underground storage tanks (whether empty or containing any substance) and polychlorinated biphenyls.

       "Holder" means a Person in whose name a note evidencing Senior Debt is registered.

       "Indenture" means that certain Indenture by and among Falcon Drilling, certain of its Subsidiaries and Texas Commerce Bank National Association, as Trustee, dated as of January 15, 1994, relating to the Senior Fixed Rate Notes, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

       "Intangible Assets" of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes,
(b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person prepared in accordance with GAAP, and (c) unamortized debt discount and expense.

       "Intellectual Property" means any United States or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs, source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

       "Intercreditor Agreement" means the Intercreditor Agreement in form and substance satisfactory to the Banks and the Acquisition Loans Banks with respect to the relative priorities of Liens securing the Obligations and the Acquisition Loans Obligations.

       "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from an ABR Loan or (if continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the BORROWERS may select as provided in Section 2.9 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than five Interest Periods for Eurodollar Loans shall be in effect at the same time; and (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

       "Interest Rate Protection Agreements" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

       "Investments" means as specified in Section 9.5.

       "Issue Date" shall have the meaning specified in the Indenture.

       "Issuing Bank" means Banque Paribas or (if Banque Paribas does not wish to be the issuer of a particular Letter of Credit and another Bank agrees to be such issuer) such other Bank as Falcon Drilling may designate from time to time which agrees to be the issuer of such Letter of Credit.

       "Kestrel" means as specified in the initial paragraph of this Agreement.

       "Letter of Credit" means any standby letter of credit issued by the Issuing Bank for the account of the BORROWERS pursuant to this Agreement.

       "Letter of Credit Liabilities" means, at any time, the aggregate face amount of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

       "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

       "Loan Documents" means this Agreement, the Notes, the Security Documents, the Term Sheet, the Letters of Credit, any Currency Hedge Agreement or Interest Rate Protection Agreement between any BORROWER and any Bank that is expressly approved by the Agent and expressly determined by the Agent (at any time) to be a Loan Document, and all other agreements, documents and instruments executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

       "Loan Party" means each of the BORROWERS and Guarantors and any other Person (if any) who is or becomes a party to any agreement, document or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

       "Loans" means as specified in Section 2.1(a).

       "Material Adverse Effect" means any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition of (i) the BORROWERS, taken as a whole, (ii) Falcon Drilling and its Subsidiaries, taken as a whole, or (iii) Falcon Drilling on an individual basis, (b) the ability of Falcon Drilling or the BORROWERS to pay and perform the Obligations when due, or (c) the validity or enforceability of any of the Loan Documents, any Lien created or purported to be created by any of the Loan Documents or the rights and remedies of the Agent or the Banks under any of the Loan Documents.

       "Material Contracts" means, as to Falcon Drilling or any of its Subsidiaries, any material contract as such term is used or defined in item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission (or in any successor regulation).

       "Material Subsidiary" means any Subsidiary of Falcon Drilling that engages in any material operations or that contributes or has contributed, during any fiscal quarter, 1.00% or more of the aggregate gross revenue of Falcon Drilling and its consolidated Subsidiaries on a consolidated basis.

       "Maturity Date" means November 12, 1999.

       "Maximum Rate" means, with respect to any Bank, the maximum non-usurious interest rate (or, if the context so requires, the amount calculated at such rate), if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the Loans or on other amounts, if any, payable to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the BORROWERS at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes or any successor or replacement statute; provided, however, that, to the extent permitted by applicable law, the Agent shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

       "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by or are required from any Loan Party or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

       "Net Proceeds" means, with respect to any Asset Disposition, (a) the gross amount of cash received by Falcon Drilling or any of its Subsidiaries from any Asset Disposition, minus (b) the amount, if any, of all taxes paid or payable by Falcon Drilling or any of its Subsidiaries directly resulting from such Asset Disposition (including the amount, if any, estimated by Falcon Drilling in good faith at the time of such Asset Disposition for taxes payable by Falcon Drilling or any of its Subsidiaries on or measured by net income or gain resulting from such Asset Disposition), minus (c) the out-of-pocket costs and expenses incurred by Falcon Drilling or such Subsidiary in connection with such Asset Disposition (including brokerage fees paid to a Person other than an Affiliate of Falcon Drilling) excluding any fees or expenses paid to an Affiliate of Falcon Drilling, minus (d) amounts applied to the repayment of indebtedness (other than the Obligations) secured by a Permitted Lien on the Property subject to the Asset Disposition. "Net Proceeds" with respect to any Asset Disposition shall also include proceeds (after deducting any amounts specified in clauses (b), (c) and (d) of the preceding sentence) of insurance with respect to any actual or constructive loss of Property, an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain. "Net Proceeds" means, with respect to any Equity Issuance, (i) the gross amount of cash or other consideration received from such Equity Issuance minus (ii) the out-of-pocket costs and expenses incurred by the issuer in connection with such Equity Issuance (including underwriting fees paid to a Person other than an Affiliate of Falcon Drilling) excluding any fees or expenses paid to an Affiliate of Falcon Drilling. For purposes of determining the Applicable Margin, "Net Proceeds" shall mean, with respect to an Equity Issuance of Falcon Drilling common stock in full or partial consideration for the acquisition by a BORROWER of any Property, an amount equal to the product of (A) the closing price per share of Falcon Drilling common stock on the date of such issuance (as reported by the Wall Street Journal) multiplied by (B) the number of shares so issued; provided, however, that (1) such Equity Issuance may not be to an Affiliate of Falcon Drilling and
(2) the aggregate "Net Proceeds" of all such Equity Issuances that may be considered in determining the Applicable Margin shall not exceed $25,000,000.

       "New Borrower" means any Subsidiary of Falcon Drilling which becomes a co-maker of the Obligations in accordance with Section 5.2.

       "Non-Material Borrower" means any of Falcon Holdings, Falcon Management, Kestrel or Raptor prior to the time that such BORROWER is or becomes a Material Subsidiary.

       "Non-Recourse Debt" means Debt or that portion of Debt (a) as to which neither Falcon Drilling nor any of its Subsidiaries (other than an Non-Recourse Subsidiary) (i) provides credit support pursuant to any guaranty, undertaking, agreement, document or instrument that would constitute Debt, (ii) is directly or indirectly liable, or (iii) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of Falcon Drilling or any of its Subsidiaries (other than an Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

       "Non-Recourse Rig" means as defined in the Indenture.

       "Non-Recourse Subsidiary" means a Subsidiary of Falcon Drilling (i) established for the purpose of acquiring or investing in one or more of the Non-Recourse Rigs, (ii) substantially all of the assets of which consist of one or more of the Non-Recourse Rigs, (iii) at least 67% of the equity interest in all the Capital Stock of which is owned directly, or indirectly through one or more Wholly-Owned Subsidiaries, by Falcon Drilling and, in the case of a Non-Recourse Subsidiary that has a board of directors or similar governing body, a majority of the members of which board of directors or similar governing body are nominees of Falcon Drilling or such Wholly-Owned Subsidiaries, and (iv) which shall have been designated as a Non-Recourse Subsidiary by a resolution of the Board of Directors of Falcon Drilling. Falcon Drilling may redesignate any Non-Recourse Subsidiary to be a Subsidiary other than a Non-Recourse Subsidiary by a resolution of the Board of Directors of Falcon Drilling if, after giving effect to such redesignation, Falcon Drilling could incur $1.00 of additional Debt pursuant to Section 4.16 of the Indenture (such redesignation being deemed an incurrence of Debt (other than Non-Recourse Debt)). Any Non-Recourse Subsidiary shall become a Subsidiary other than a Non-Recourse Subsidiary upon the repayment, renewal, extension, refinancing, refunding or repurchase of the Non-Recourse Debt of such Non-Recourse Subsidiary (other than Permitted Non-Recourse Subsidiary Refinancing Indebtedness, as such term is defined in the Indenture). Any indebtedness incurred to effect such renewal, extension, refinancing, refunding or repurchase shall be deemed to be incurred on the date of such renewal, extension, refinancing, refunding or repurchase.

       "Notes" means the promissory notes of the BORROWERS evidencing the Loans in the form of Exhibit C hereto, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof and all substitutions therefor (including promissory notes issued by the BORROWERS pursuant to Section 13.8).

       "Note Purchase Agreement" means that certain agreement by and among Falcon Drilling, certain of its Subsidiaries and Crescent/Mach I Partners, L.P., dated as of February 23, 1994, relating to the Senior Floating Rate Notes, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

       "OECD" means the Organization for Economic Cooperation and Development.

       "Obligations" means (a) any and all indebtedness, liabilities and obligations of the BORROWERS and the other Loan Parties, and/or any of them, to the Agent, the Issuing Bank and/or the Banks, and/or any of them, evidenced by and/or arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the BORROWERS to repay the Loans and the Reimbursement Obligations, to pay interest on the Loans and the Reimbursement Obligations (including, without limitation, interest accruing after any, if any, implementation of or filing under any Debtor Relief Law) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents, and (ii) the indebtedness constituting the Loans, the Reimbursement Obligations and such fees, indemnities, costs and expenses, and (b) the indebtedness, liabilities and obligations of any BORROWER under any and all Interest Rate Protection Agreements and Currency Hedge Agreements that it may enter into with any Bank that are expressly approved by the Agent and expressly determined by the Agent (at any time) to be Loan Documents.

       "Operating Lease" means, with respect to any Person, any lease, rental or other agreement for the use by that Person of any Property which is not a Capital Lease Obligation.

       "Outstanding Credit" means, at any particular time, the sum of (a) the outstanding principal amount of the Loans, plus (b) the Letter of Credit Liabilities.

       "Payor" means as specified in Section 3.4.

       "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

       "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 or 4212 of ERISA or Section 412 of the Code, in whole or in part, and which is established or maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by any BORROWER or any ERISA Affiliate for employees of any BORROWER or any ERISA Affiliate.

       "Peril" means as specified in Section 8.5.

       "Permits" means all permits, certificates, approvals, orders, licenses and other authorizations.

       "Permitted Capital Expenditures" means as specified in Section 10.6.

       "Permitted Liens" means:

              (a)    Liens disclosed on Schedule 1.1(a) hereto;

              (b) (i) Liens in favor of the Agent for the benefit of itself and the Banks securing payment and performance of the Obligations pursuant to the Loan Documents and (ii) Liens for the benefit of the Acquisition Loans Agent and the Acquisition Loans Banks securing the payment and performance of the Acquisition Loans Obligations pursuant to the Acquisition Loans Documents;

              (c) Encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real Property or imperfections to title that (i) do not (individually or in the aggregate) materially affect the value of the Property encumbered thereby or materially impair the ability of Falcon Drilling or its Subsidiaries to use such Property in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use and (ii) were entered into in the ordinary course of business and could not have a Material Adverse Effect;

              (d) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established;

              (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, suppliers or vendors imposed by law or arising by operation of law, or Liens for master's or crew's wages imposed by law or arising by operation of law, or other similar statutory or maritime Liens, securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves have been established;

              (f) Liens resulting from good faith deposits to secure payment of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases, all in the ordinary course of business;

              (g) Liens to secure Debt incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading refurbishing rigs or drillships) acquired or constructed after the Closing Date; provided that (i) the principal amount of Debt secured by such Liens shall not exceed 66 2/3% of the lesser of cost or fair market value of the assets or Property so acquired or constructed and (ii) such Liens shall not encumber any other assets or Property of any BORROWER and shall attach to such Property within 120 days of the construction or acquisition of such assets or Property;

              (h) Easements, rights-of-way, restrictions and other Liens and imperfections to title that are approved by the Agent;

              (i) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into Falcon Drilling or any of its Subsidiaries pursuant to a transaction permitted by this Agreement (and not incurred as a result of, or in anticipation of, such transaction), provided that such Lien relates solely to such Property;

              (j) Liens on Property acquired after the Closing Date and existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of, such transaction), provided that such Lien relates solely to such Property;

              (k) Liens securing Capital Lease Obligations not to exceed $30,000,000 in aggregate principal amount (as to all BORROWERS and their Subsidiaries) at any time outstanding;

              (l) any charter or lease of equipment entered into in the ordinary course of business for full and fair consideration;

              (m) leases or subleases of real property to other Persons in the ordinary course of business for full and fair consideration;

              (n) Liens on the Capital Stock of a Non-Recourse Subsidiary securing loans made to such Non-Recourse Subsidiary;

              (o) Liens on Property other than Collateral securing Debt in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

              (p)    Liens securing that Debt permitted by Section 9.1 hereof;
       and

              (q) Any extension, renewal or replacement of any of the foregoing, provided that Liens permitted hereunder shall not be extended or spread to cover any additional indebtedness or Property;

provided, however, that (i) none of the Permitted Liens (except those in favor of the Agent) may attach or relate to the Capital Stock of or any other ownership interest in any BORROWER or any Subsidiary (other than a Non-Recourse Subsidiary) of any BORROWER, (ii) none of the Permitted Liens, except the Permitted Liens referred to in clause (b) preceding, may attach or relate to any of the Collateral, and accordingly, without limiting the generality of the foregoing, none of the Permitted Liens referred to in clause (a) preceding may have priority equal or prior to the Liens in favor of the Agent as security for the Obligations, and (iii) none of the Permitted Liens referred to in subclause
(ii) of clause (b) preceding may have priority equal or prior to the Liens in favor of the Agent as security for the Obligations except such Permitted Liens referred to in such subclause (ii) which attach or relate to the Receivables of Falcon Drilling.

       "Permitted Refinancing Debt" means Debt of any BORROWER or any of its Subsidiaries incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Debt of such Person which outstanding Debt was incurred in accordance with, or is otherwise permitted by, the terms of this Agreement; provided that (a) if the Debt being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the

Obligations or any part thereof, then such new Debt shall be pari passu with or subordinated in right of payment to, as the case may be, the Obligations (or the applicable part thereof) at least to the same extent as the Debt being renewed, extended, refinanced, refunded or repurchased, (b) such new Debt is scheduled to mature later than the Debt being renewed, extended, refinanced, refunded or repurchased, (c) such new Debt has an Average Life (as such term is defined in the Indenture) at the time such Debt is incurred that is greater than the Average Life of the Debt being renewed, extended, refinanced, refunded or repurchased, and (d) such new Debt is in an aggregate principal amount (or, if such Debt is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Debt being renewed, extended, refinanced, refunded or repurchased (or if the Debt being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

       "Person" means any individual, corporation, trust, association, company, partnership, joint venture, Governmental Authority or other entity.

       "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Loan Party or any ERISA Affiliate, including any Pension Plan.

       "Prime Rate" means, at any time, the rate of interest per annum then most recently established by Citibank, N.A. as its highest commercial prime rate, which rate may not be the lowest rate of interest charged by Citibank, N.A. to its commercial borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect without notice to the BORROWERS at the time of such change in the Prime Rate.

       "Principal Office" means the principal office of the Agent, presently located at 1200 Smith Street, Suite 3100, Houston, Texas 77002.

       "Prior Credit Agreements" means (a) that certain Credit Agreement dated as of September 12, 1994, among Falcon Drilling, Falcon Offshore, Turnstone Drilling, FALRIG Offshore and Perforaciones FALRIG de Venezuela, C.A. and Banque Paribas, individually and as agent, as amended, and (b) that certain Uncommitted Acquisition Credit Agreement dated as of January 24, 1996, between Falcon Drilling and Banque Paribas, individually and as agent.

       "Prior Obligations" means the "Obligations" as such term is defined in each of the Prior Credit Agreements.

       "Proforma Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate such ratio (the "Transaction Date"), the ratio of (a) the aggregate EBITDA for the four fiscal quarters preceding the Transaction Date to (b) the aggregate Consolidated Interest Expense that is anticipated to accrue during the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the proforma amount and maturity of, and interest payments in respect of, Debt expected by the BORROWERS to be outstanding on the Transaction Date and reasonably anticipated by the BORROWERS to be outstanding from time to time during such period). In determining such ratio, (i) interest rates in effect on the Transaction Date shall remain in effect throughout the relevant period, except that if a BORROWER is a party to any Interest Rate Protection

Agreements that would have the effect of changing the interest rate on the Debt of such Person proposed to be incurred during a period (or portion thereof), such resulting rate shall be used for the period or portion thereof, (ii) any Consolidated Interest Expense of the BORROWERS with respect to Debt incurred or retired by the BORROWERS (excluding Non-Recourse Debt) during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Debt was so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs, (iii) if the transaction giving rise to the need to calculate the Proforma Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is directly attributable to such transaction, EBITDA shall be calculated on a proforma basis as if such transaction had occurred on the first day of the four fiscal quarters preceding the fiscal quarter in which the Transaction Date occurs, and (iv) if any BORROWER shall have sold any material portion of its assets during such period, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which were sold for such period calculated on a proforma basis as if such asset sale and any related retirement of Debt had occurred on the first day of such quarter.

       "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

       "Property" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

       "Quarterly Date" means the last day of each March, June, September and December of each year, the first of which shall be the first such day after the Closing Date.

       "Raptor" means as specified in the initial paragraph of this Agreement.

       "Receivables" means, as at any date of determination thereof, all accounts (as such term is defined in the UCC) of the BORROWERS (i.e., exclusive of any consolidated Subsidiary of Falcon Drilling which is not a BORROWER) and includes, without limitation, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of a BORROWER in respect of services rendered or inventory sold and shipped by such Person; provided, however, that certain of such obligations owed to certain Subsidiaries of Falcon Drilling as are specifically identified on Schedule 1.1(b), which obligations secure the existing Debt identified on such schedule, shall not be deemed to be Receivables for purposes of this definition.

       "Redeemable Stock" means, with respect to any Person, any equity security that, by its terms or otherwise, is required to be redeemed, purchased or paid by the issuer thereof, or is redeemable, transferable or payable at the option of the holder thereof, at any time prior to January 15, 2002, or is exchangeable into Debt of such Person or any of its Subsidiaries.

       "Reference Bank" means Banque Paribas.

       "Register" means as specified in Section 13.8(d).

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

       "Regulatory Change" means, with respect to any Bank, any change after the Closing Date in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

       "Reimbursement Obligation" means the obligation of the BORROWERS to reimburse the Issuing Bank for any drawing under a Letter of Credit.

       "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

       "Remedial Action" means all actions required to (a) cleanup, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

       "Required Banks" means, at any date of determination, Banks having in the aggregate at least 75% (in Dollar amount) of the aggregate amount of the outstanding Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities).

       "Required Payment" means as specified in Section 3.4.

       "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of Falcon Drilling as evidenced by a resolution of its Board of Directors, is used or is useful in a business related, ancillary or complementary to the business of Falcon Drilling and its Subsidiaries on the Closing Date.

       "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

       "Reserve Requirement" means, for any Eurodollar Loan of any Bank for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Bank for deposits exceeding $1,000,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

       "Responsible Officer" means, as to any Loan Party, the chief financial officer, vice president of finance, chief operating officer or chief executive officer of such Person.

       "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of Falcon Drilling or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Falcon Drilling or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Subordinated Debt or any Senior Debt; (d) any loan, advance or payment (pursuant to a tax sharing agreement or otherwise) to any shareholder of Falcon Drilling or any of its Subsidiaries; and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Falcon Drilling or any of its Subsidiaries now or hereafter outstanding.

       "Security and Assignment Agreements" means the Security and Assignment Agreements in form and substance satisfactory to the Agent, dated the Closing Date or thereafter and executed by the BORROWERS (one for each BORROWER), other than the Non-Material Borrowers and the Guarantors, in favor of the Agent for the benefit of the Agent and the Banks, and any additional security agreement or similar agreement executed by any Loan Party in connection with the Loan Documents, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

       "Security Documents" means the Security and Assignment Agreements and the Concentration Account Agreement and as they may be amended, modified, supplemented, renewed, extended or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings and other agreements, documents, instruments and financing statements now or hereafter executed and delivered by any Loan Party in connection with or as security for, or as a Guarantee of, the payment or performance of the Obligations or any part thereof.

       "Senior Debt" means the Debt of Falcon Drilling under the Senior Debt Documents.

       "Senior Debt Documents" means the Senior Notes, the Indenture, the Series 1996 Indenture, the Note Purchase Agreement, the Subsidiary Senior Note Guaranties, all agreements, documents and instruments now or hereafter executed by Falcon Drilling or any of its Subsidiaries and/or delivered to the trustee pursuant to the Indenture or to any Holder pursuant to the Indenture, the Series 1996 Indenture, the Note Purchase Agreement or otherwise, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

       "Senior Fixed Rate Notes" means the 9 3/4% Series B Notes due 2001, if any, issued by Falcon Drilling, and any and all amendments, modifications, supplements, renewals, extensions or restatements of such Senior Fixed Rate Notes.

       "Senior Floating Rate Notes" means the Senior Floating Rate Notes due January 15, 2001, issued by Falcon Drilling pursuant to the Note Purchase Agreement or otherwise, and any and all amendments, modifications, supplements, renewals, extensions or restatements of such Senior Floating Rate Notes.

       "Senior Note Guarantors" means Falcon Offshore, Falcon Drilling Management, Inc., Falcon Rig Management Company, Inc., Falcon Rig (Liberia), Ltd., Falcon Drilling Holdings, L.P., Turnstone Drilling, FALRIG Offshore, Kestrel Offshore, Inc., Falcon Workover Company, Inc., Raptor Exploration Company, Inc., FALRIG Offshore (USA), L.P. and FALRIG Offshore Partners and any other Subsidiary of Falcon Drilling which Guarantees Falcon Drilling's obligations with respect to any Senior Note pursuant to the terms of the Indenture, the Note Purchase Agreement or otherwise.

       "Senior Notes" means, collectively, the Senior Fixed Rate Notes, the Senior Floating Rate Notes and the Series 1996 Notes.

       "Senior Subordinated Debt" means the Debt of Falcon Drilling under the Senior Subordinated Debt Documents.

       "Senior Subordinated Debt Documents" means the Senior Subordinated Notes, the Senior Subordinated Notes Indenture, all agreements, documents and instruments now or hereafter executed by Falcon Drilling or any of its Subsidiaries and/or delivered to the Trustee pursuant to the Senior Subordinated Notes Indenture or to any Senior Subordinated Notes Holder pursuant to the Senior Subordinated Notes Indenture or otherwise, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

       "Senior Subordinated Notes" means those certain 12 1/2% Series B Senior Subordinated Notes due 2005 in the aggregate principal amount of $50,000,000 issued pursuant to the terms of the Senior Subordinated Notes Indenture.

       "Senior Subordinated Notes Indenture" means that certain Indenture by and between Falcon Drilling, as Issuer and Texas Commerce Bank National Association, as Trustee, dated as of March 15, 1995, relating to the Senior Subordinated Notes.

       "Senior Subordinated Notes Holder" means a Person in whose name a Senior Subordinated Note is registered.

       "Series B Notes" means the 9 3/4% Series B Notes due 2001, if any, issued by Falcon Drilling pursuant to the Indenture or otherwise.

       "Series 1996 Indenture" means the Indenture dated as of March 1, 1996, between Falcon Drilling and Bank One, Texas, N.A., pursuant to which the Series 1996 Notes have been issued.

       "Series 1996 Notes" means the 8 7/8% Series B Noes due 2003 issued by Falcon Drilling pursuant to the Series 1996 Indenture, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

       "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

       "Subordinated Debt" means any Debt of any BORROWER or any of its Subsidiaries which is, by its terms, subordinated in any manner (as to payment or collection) to any other Debt of any such Person and includes, without limitation, the Senior Subordinated Debt.

       "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the outstanding shares of stock, partnership interests or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation, partnership or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

       "Subsidiary Senior Note Guaranties" means the obligations of the Senior Note Guarantors under the Indenture and the Note Purchase Agreement pursuant to which the Senior Note Guarantors guarantee payment of the Senior Fixed Rate Notes and the Senior Floating Rates.

       "Term Sheet" means that certain letter agreement dated September 26, 1996, containing a "Summary of Terms" as executed by Banque Paribas and agreed to and accepted by Falcon Drilling as of September 26, 1996.

       "Turnstone Drilling" means Turnstone Drilling Company, Inc., a Delaware corporation.

       "Type" means any type of Loan (i.e., an ABR Loan or an Eurodollar Loan).

       "UCC" means the Uniform Commercial Code as in effect in the State of New York, Texas, Louisiana or any other jurisdiction, as may be applicable to or in connection with any Lien on any Property created pursuant to any Security Document.

       "UCP" means as specified in Section 2.14(b).

       "United States" means the United States of America.

       "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

       "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries.

       Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

       Section 1.3   Accounting Terms and Determinations.

              (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a). All financial information delivered to the Agent pursuant to Section 8.1 shall be prepared in accordance with GAAP applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements referred to in Section 7.2(a) or in accordance with Section 8.7.

              (b) Falcon Drilling shall deliver to the Agent and the Banks at the same time as the delivery of any annual, quarterly or monthly financial statement under Section 8.1 (i) a description in reasonable detail of any material variation between the application of GAAP employed in the preparation of the next preceding annual, quarterly or monthly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

              (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement (including
       Article 10 hereof), Falcon Drilling will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from that existing on the Closing Date.

       Section 1.4 Financial Covenants and Reporting. The financial covenants contained in Article 10 shall be calculated on a consolidated basis for the BORROWERS (i.e., exclusive of any consolidated Subsidiary of Falcon Drilling which is not a BORROWER) notwithstanding anything to the contrary contained in this Agreement.

                                   ARTICLE 2

                                     Loans

       Section 2.1   Commitments.

              (a) Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more loans (the "Loans") to the BORROWERS from time to time from and including the Closing Date to but excluding the Maturity Date up to but not exceeding the amount of such Bank's Commitment as then in effect; provided, however, that the Outstanding Credit shall not at any time exceed the lesser of the Borrowing Base or the Commitments. Subject to the foregoing limitations and the other terms and conditions of this Agreement, the BORROWERS may borrow, repay and reborrow the Loans hereunder.

              (b) Continuation and Conversion of Loans. Subject to the terms and conditions of this Agreement, the Borrowers may borrow the Loans as ABR Loans or Eurodollar Loans and, until the applicable Maturity Date, the BORROWERS may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type.

              (c) Lending Offices. Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

              (d) Rationale for Co-Obligors. The Banks and the BORROWERS acknowledge and agree that the Banks are willing to make the Loans to, and issue the Letters of Credit for the account of, any BORROWER only if the other BORROWERS are liable for payment thereof and reimbursement therefor, respectively. Accordingly, and in order to avoid the necessity of the issuance of a separate Note or Letter of Credit for each BORROWER the payment of or reimbursement for which would be guaranteed by each of the other BORROWERS, each of the BORROWERS desires to be a co-borrower of, and jointly and severally liable for, payment of the Loans and reimbursement for the Letters of Credit. None of the BORROWERS is a co-borrower with respect to any Loan or is executing any Note as a co-maker thereof, or is the co-account party with respect to any Letter of Credit, as a condition to or otherwise in connection with any Loan to or any Letter of Credit issued for the account of such BORROWER, other than a Loan or Letter of Credit the proceeds of which are used by such BORROWER

       Section 2.2 Notes. The Loans made by each Bank shall be evidenced by a single promissory note jointly and severally made by the BORROWERS in substantially the form of Exhibit C hereto, dated the Closing Date, payable to the order of such Bank in a principal amount equal to its Commitment as originally in effect and otherwise duly completed. Each Bank is hereby authorized by the BORROWERS to endorse on the schedule (or a continuation thereof) attached to the Note of such Bank, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Bank to the BORROWERS hereunder and the amount of each payment or prepayment of principal of such Loan received by such Bank, provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the BORROWERS under such Note or this Agreement in respect of such Loan.

       Section 2.3 Repayment of Loans. The BORROWERS shall pay to the Agent for the account of each Bank the outstanding principal of the Loans (and the outstanding principal of the Loans shall be due and payable) on the Maturity Date.

       Section 2.4   Interest.

              (a) Interest Rate. The BORROWERS shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (i) during the periods such Loan is an ABR Loan, the ABR Rate plus the Applicable Margin; and

                 (ii) during the periods such Loan is a Eurodollar Loan, the Eurodollar Rate plus the Applicable Margin.

              (b) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

                  (i)       in the case of ABR Loans, on each Quarterly Date;

                 (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

                (iii) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid, or Converted); and

                 (iv)       on the Maturity Date.

              (c) Default Interest. Notwithstanding the foregoing, the BORROWERS will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank, any Reimbursement Obligation and (to the fullest extent permitted by law) on any other amount payable by any BORROWER (including, without limitation, an amount required to be prepaid pursuant to Section 2.7, but excluding unmatured interest) under this Agreement or any other Loan Document to or for the account of such Bank, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

       Section 2.5 Borrowing Procedure. The BORROWERS shall give the Agent notice of each borrowing hereunder in accordance with Section 2.9. Not later than 11:00 a.m. (Houston, Texas time) on the date specified for each borrowing hereunder, each Bank will make available the amount of the Loan to be made by it on such date to the Agent, at the Principal Office, in immediately available funds, for the account of the BORROWERS. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the BORROWERS by wire transfer of immediately available funds to the Borrowing Base Account (or to another account of the BORROWERS specified by them which is acceptable to the Agent) no later than 1:00 p.m.

       Section 2.6 Optional Prepayments, Conversions and Continuations of Loans. Subject to Section 2.7, the BORROWERS shall have the right from time to time to prepay the Loans, or to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that: (a) the BORROWERS shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9, (b) Eurodollar Loans may only be Converted on the last day of the Interest Period, (c) except for Conversions of Eurodollar Loans into ABR Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing, and (d) no prepayment of any of the principal of the Loans may be made by the BORROWERS at any time any Acquisition Loans or Letters of Credit are outstanding under the Acquisition Loans Credit Agreement.

       Section 2.7   Mandatory Prepayments.       If at anytime the Outstanding
Credit exceeds an amount equal to the lesser of the Borrowing Base or the Commitments at such time, within seven days after the occurrence thereof the Borrowers shall pay to the Agent the amount of such excess as a prepayment of the Loans.

       Section 2.8 Minimum Amounts. Except for Conversions and prepayments pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each prepayment of principal of the Loans shall be in an amount at least equal to $250,000 or an integral multiple thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type, or Interest Period), provided, that no minimum prepayment amount shall exist with respect to the Loans.

       Section 2.9 Certain Notices. Notices by the BORROWERS to the Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. (Houston, Texas, time) on the Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                          Number of Business
               Notice                                         Days Prior
               ------                                         ----------
Termination or reductions of Commitments                           3
Borrowing of Loans which are ABR Loans                             1

Borrowing of Loans which are Eurodollar Loans                      3

Conversions or Continuations of Loans                              3
Prepayments of Revolving Credit Loans                              1

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Notices of borrowings, Conversions, Continuations or prepayments shall be in the form of Exhibit D hereto, appropriately completed as applicable. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event the BORROWERS fail to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.9, such Loan (if outstanding as an Eurodollar Loan) will be automatically Converted into an ABR Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan. The BORROWERS may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

       Section 2.10 Use of Proceeds. The proceeds of the Loans shall be used by the BORROWERS for working capital and general corporate purposes. None of the proceeds of any Loan will be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

       Section 2.11 Commitment Fee and Other Fees. The BORROWERS agree to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment for the period from and including the Closing Date to and including the Maturity Date, at the rate of 0.375% per annum based on a 365 day year and the actual number of days elapsed. Accrued commitment fees shall be payable in arrears on each Quarterly Date beginning on December 31, 1996, and on the Maturity Date. Furthermore, the BORROWERS agree to pay to the Agent the additional fees specified in the Term Sheet.

       Section 2.12 Computations. Interest payable by the BORROWERS hereunder and under the other Loan Documents on all Eurodollar Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless in the case of interest such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest payable by the BORROWERS hereunder and under the other Loan Documents on ABR Loans and all fees payable hereunder and under the Loan Documents shall be computed on the basis of a year of 365 or 366 days, as the case may be.

       Section 2.13 Termination or Reduction of Commitments. The BORROWERS shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (a) the BORROWERS shall give notice of each such termination or reduction as provided in

Section 2.9; and (b) each partial reduction shall be in an aggregate amount at least equal to $500,000. The Commitments may not be reinstated after they have been terminated or reduced.

       Section 2.14  Letters of Credit.

              (a) Subject to the terms and conditions of this Agreement, the BORROWERS may utilize the Commitments by requesting that the Issuing Bank issue Letters of Credit; provided, that the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $10,000,000. Upon the date of issue of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit.

              (b) The BORROWERS shall give the Issuing Bank (with a copy to the Agent) at least five Business Days irrevocable prior notice (effective upon receipt) specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Upon receipt of such notice the Issuing Bank shall promptly notify each Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of the proposed Letter of Credit. Each Letter of Credit shall have an expiration date that does not exceed one year from the date of issuance and that does not extend beyond the Maturity Date, shall be payable in Dollars, shall support a transaction entered into in connection with and reasonably related to BORROWERS' existing business, shall be satisfactory in form and substance to the Issuing Bank and shall be issued pursuant to such agreements, documents and instruments (including a letter of credit application and reimbursement agreement) as the Issuing Bank may reasonably require, none of which shall be inconsistent with this Section 2.14; provided, however, that Letters of Credit having an aggregate face amount not to exceed $2,500,000 at any time outstanding may have expiration dates that extend beyond one year from the date of issuance (but not to extend beyond the Maturity Date) with the prior written consent of the Agent, which consent shall not be unreasonably withheld. Each Letter of Credit shall (i) provide for the payment of drafts presented for, on or thereunder by the beneficiary, in accordance with the terms thereof, when such drafts are accompanied by the documents described in the Letter of Credit, if any, and (ii) to the extent not inconsistent with the terms hereof or any applicable letter of credit application, be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revision thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank, the "UCP"), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

              (c) The BORROWERS agree to pay to the Agent for the account of each Bank, in arrears on each Quarterly Date following the Closing Date (beginning on December 31, 1996) and on the Maturity Date, if such Letter of Credit was outstanding at any time during any portion of the quarterly period (or, with respect to the December 31, 1996 Quarterly Date, the period from Closing Date through such Quarterly Date) immediately preceding such Quarterly Date or the Maturity Date, a nonrefundable letter of credit fee with respect to each Letter of Credit issued in an amount equal to (i) the rate per annum equal to the Applicable Margin for Eurodollar Loans in effect on the date of issuance of such Letter of Credit (with respect to the fee due on the first

       Quarterly Date after issuance) or on the first day of the applicable quarterly or other period beginning after the quarter during which the issuance of such Letter of Credit occurred (with respect to the fee due on each subsequent Quarterly Date or on the Maturity Date) minus 0.25%, multiplied by (ii) the daily average face amount of the Letter of Credit in effect during the applicable period. The Agent agrees to pay to each Bank, promptly after receiving any payment of letter of credit fees referred to above in this Section 2.14(c), such Bank's Commitment Percentage of such fees. The BORROWERS agree to pay to the Issuing Bank for its own account, in arrears on each Quarterly Date following the Closing Date (beginning on December 31, 1996) and on the Maturity Date, if such Letter of Credit was outstanding at any time during any portion of the quarterly period (or, with respect to the December 31, 1996 Quarterly Date, the period from the Closing Date through such Quarterly
       Date) immediately preceding such Quarterly Date or the Maturity Date, a nonrefundable letter of credit fee with respect to each Letter of Credit issued by the Issuing Bank hereunder in an amount equal to the greater of (A) (1) 0.25% per annum multiplied by (2) the daily average face amount of the Letter of Credit in effect during such period, or (B) $300.00. In addition to the foregoing fees, the BORROWERS shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses, including, without limitation, administrative, issuance, amendment, payment and negotiation charges, as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending, or otherwise administering any Letter of Credit.

              (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify the BORROWERS and each Bank as to the amount to be paid as a result of such demand or drawing and the payment date. If at any time the Issuing Bank shall make a payment to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Bank will pay to the Issuing Bank, immediately upon the Issuing Bank's demand at any time commencing after such payment until reimbursement therefor in full by the BORROWERS, an amount equal to such Bank's Commitment Percentage of such payment, together with interest on such amount for each day from the date of such payment to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate.

              (e) The BORROWERS shall be irrevocably and unconditionally obligated, without presentment, demand, protest or other formalities of any kind, to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit on or before the second Business Day after such drawing. The Issuing Bank will pay to each such Bank such Bank's Commitment Percentage of all amounts received from or on behalf of the BORROWERS for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to Section 2.14(d). Outstanding Reimbursement Obligations shall bear interest (i) at the rate then applicable to ABR Loans to and including the fifth day after such Reimbursement Obligations become outstanding and (ii) at the Default Rate thereafter, and such interest shall be payable on demand.

              (f) The Reimbursement Obligations of the BORROWERS under this Agreement and the other Loan Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (i) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

                 (ii) Any amendment or waiver of or any consent to departure from any Loan Document;

                (iii) The existence of any claim, setoff, counterclaim, defense or other right which any Loan Party or other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, the Issuing Bank, the Banks or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

                 (iv) Any statement, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (v) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided, that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; and

                 (vi) Any other circumstance whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank.

       (g) The BORROWERS assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, the Issuing Bank, the Banks nor any of their respective officers or directors shall have any responsibility or liability to the BORROWERS or any other Person for: (i) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit; (ii) errors, omissions, interruptions or delays in transmission or delivery of any messages; (iii) the validity, sufficiency or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect; (iv) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (v) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit; provided, however, that, notwithstanding the foregoing, the BORROWERS shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the BORROWERS, to the extent of any direct, but not indirect or consequential, damages suffered by the BORROWERS which the BORROWERS prove in a final nonappealable judgment were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (B) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE 3

                                    Payments

       Section 3.1 Method of Payment. All payments of principal, interest and other amounts to be made by any Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 11:00 a.m. (Houston, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such BORROWER shall, at the time of making each such payment, specify to the Agent the sums payable by such BORROWER under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that such BORROWER fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as the Agent may elect, subject to Section 3.2). Upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral, and all funds from time to time on deposit in the Concentration Account, may be applied by the Agent to the Obligations in such order and manner as the Agent may elect, subject to Section 3.2. Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

       Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks under Section 2.1, each payment of commitment fees under Section 2.11 shall be made for the account of the Banks and each termination or reduction of the Commitments under
Section 2.13 shall be applied to the Commitments of the Banks on a pro rata basis; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made pro rata among the Banks holding Loans of such Type in accordance with their respective Commitment Percentages; (c) each payment and prepayment by the BORROWERS of principal of or interest on Loans of a particular Type shall be made to the Agent for the account of the Banks holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; (d) Interest Periods for Eurodollar Loans shall be allocated among the Banks holding Eurodollar Loans pro rata according to the respective principal amounts held by such Banks; and (e) the Banks (other than the Issuing Bank) shall purchase participations in the Letters of Credit pro rata in accordance with their respective Commitment Percentages.

       Section 3.3 Sharing of Payments, Etc. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts and make such adjustments from time to time as shall be equitable to the end that all the Banks shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The BORROWERS agree, to the fullest extent they may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations by the other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any BORROWER.

       Section 3.4 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the applicable BORROWER (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or such BORROWER is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

       Section 3.5 Withholding Taxes. (a) All payments by the BORROWERS (or any BORROWER) of principal of and interest on the Loans and the Letter of Credit Liabilities and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than taxes on the overall net income or gross receipts of the Agent or any Bank). If any such taxes, duties, imposts, assessments or other charges are so levied or imposed, the BORROWERS will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and the Letter of Credit Liabilities and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, duties, imposts, assessments or other charges (including, without limitation, any tax imposed on or measured by net income or gross receipts of the Agent or a Bank attributable to payments made to or on behalf of the Agent or a Bank pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that the BORROWERS shall have no obligation to pay such additional amounts to the Agent or any Bank to the extent that such taxes, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of the Agent or such Bank to comply with the provisions of Section 3.6), (ii) make such withholding or deduction, and (ii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, the BORROWERS will, upon written request of any Bank, reimburse each such Bank for the amount of (A) such taxes, levies, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Bank as a result of payments made by the BORROWERS under or with respect to the Loans and Letter of Credit Liabilities other than such taxes, levies, duties, imports, assessments and other charges previously withheld or deducted by the BORROWERS which have previously resulted in the payment of the required additional amount to such Bank, and (B) such taxes, levies, duties, assessments and other charges so levied or imposed with respect to any Bank reimbursement under the foregoing clause (A), so that the net amount received by such Bank (net of payments made under or with respect to the Loans and the Letter of Credit Liabilities) after such reimbursement will not be less than the net amount such Bank would have received if such taxes, levies, duties, assessments and other charges on such reimbursement had not been levied or imposed. The BORROWERS shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, upon request of such Bank, official receipts evidencing any such withholding or reduction.

       (b) The Borrowers will indemnify the Agent and each Bank (without duplication) against, and reimburse the Agent and each Bank for, all present and future taxes, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income or gross receipts of the Agent or such Bank, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

       (c) Without prejudice to the survival of any other term or provision of this Agreement, the obligations of the BORROWERS under this Section 3.5 shall survive the payment of the Loans, the Letter of Credit Liabilities and the other Obligations and termination of the Commitments

       Section 3.6 Withholding Tax Exemption. Each Bank that is originally a party to this Agreement as of the Closing Date and that is not incorporated under the laws of the United States or a state thereof agrees that it will deliver to the BORROWERS and the Agent two duly completed copies of United States Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Bank is entitled to receive payments from the BORROWERS under any Loan Document without deduction or withholding of any United States federal income taxes. Each other Bank that is not incorporated under the laws of the United States or a state thereof and which is eligible to deliver a Form 1001, 4224 or W-8, as applicable, undertakes to deliver to the BORROWERS and the Agent two duly completed copies of such form promptly upon its becoming a Bank under this Agreement. Each Bank which initially so delivers a Form 1001, 4224 or W-8 pursuant to this Section 3.6 further undertakes to deliver to the BORROWERS and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the BORROWERS or the Agent, in each case certifying that such Bank is entitled to receive payments from the BORROWERS under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the BORROWERS and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

                                   ARTICLE 4

                        Yield Protection and Illegality

       Section 4.1   Additional Costs.

              (a) The BORROWERS shall pay directly to each Bank from time to time, promptly upon the request of such Bank, the reasonable costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                  (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on the overall net income or gross receipts of such Bank or its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                 (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or

                (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

       Each Bank will notify the BORROWERS (with a copy to the Agent) of any event occurring after the Closing Date which will entitle such Bank to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the BORROWERS) will designate a different Applicable Lending Office for the Eurodollar Loans of such Bank if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule or regulation or be in any way disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located in the United States. Each Bank will furnish the BORROWERS with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this Section 4.1(a). If any Bank requests compensation from the BORROWERS under this Section 4.1(a), the BORROWERS may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make or Continue making, or Convert ABR Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

              (b) Without limiting the effect of the foregoing provisions of this Section 4.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or
       (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the BORROWERS (with a copy to the Agent), the obligation of such Bank to make or Continue making, or Convert ABR Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section
       4.4 hereof shall be applicable).

              (c) Determinations and allocations by any Bank for purposes of this Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

       Section 4.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

              (a) The Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

              (b) Required Banks determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Loans for such Interest Period;

then the Agent shall give the BORROWERS prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make Eurodollar Loans or to Convert ABR Loans into Eurodollar Loans and the BORROWERS shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into ABR Loans in accordance with the terms of this Agreement.

       Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the BORROWERS (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Eurodollar Loans and to Convert ABR Loans into Eurodollar Loans hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

       Section 4.4 Treatment of Affected Loans. If the obligation of any Bank to make or Continue, or to Convert ABR Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Bank's Eurodollar Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as such Bank may specify to the BORROWERS with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist:

              (a) To the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its ABR Loans; and

              (b) All Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made as or Converted into ABR Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) ABR Loans.

If such Bank gives notice to the BORROWERS (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

       Section 4.5 Compensation. The BORROWERS shall pay to the Agent for the account of each Bank, promptly upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense incurred by it as a result of:

              (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Loan; or

              (b) Any failure by the BORROWERS for any reason (including, without limitation, the failure of any conditions precedent specified in
       Article 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

       Section 4.6 Capital Adequacy. If, after the Closing Date, any Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten Business Days after demand by such Bank (with a copy to the Agent), the BORROWERS shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this
Section 4.6 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

       Section 4.7 Additional Interest on Eurodollar Loans. The BORROWERS shall pay, directly to each Bank from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Bank, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Bank in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan minus (b) the Eurodollar Rate applicable to such Eurodollar Loan. Each payment of additional interest pursuant to this
Section 4.7 shall be payable by the BORROWERS on each date upon which interest is payable on such Eurodollar Loan pursuant to Section 2.4(b); provided, however, that the BORROWERS shall not be obligated to make any such payment of additional interest until the first Business Day after the date when the BORROWERS have been informed (i) that such Bank is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time the BORROWERS shall be obligated to make all such payments of additional interest, including, without limitation, such payments of additional interest that otherwise would have been payable by the BORROWERS on or prior to such time had the BORROWERS been earlier informed).

                                   ARTICLE 5

                                    Security

       Section 5.1 Collateral. To secure the full and complete payment and performance of the Obligations, each of the BORROWERS, other than the Non-Material Borrowers and the Guarantors, will grant to the Agent, for the ratable benefit of itself and the Banks, a perfected, first priority Lien or assignment, as appropriate, on all of its right, title and interest in and to the following Property, whether now owned or hereafter acquired, pursuant to the Security Documents:

              (a) all Receivables of such BORROWERS and all products and proceeds thereof; and

              (b) the Borrowing Base Account (including, without limitation, any cash from time to time deposited or held in such account), and all products and proceeds thereof.

       Section 5.2 New Borrowers. If, after the Closing Date, any (a) BORROWER or any Subsidiary of a BORROWER acquires or creates a Subsidiary which is not a BORROWER or (b) any Non-Material Borrower is or becomes a Material Subsidiary, then the BORROWERS shall:

                     (i)    cause each such Subsidiary referred to in clause
       (a) or clause (b) preceding to guaranty the payment and performance of the entirety of Obligations by executing and delivering to the Agent a guaranty in form and substance satisfactory to the Agent (or, if the Agent so desires, cause each such Subsidiary to become a co-maker of the Obligations by executing and delivering such agreements, documents and instruments as the Agent may request); and

                     (ii)   cause each such Subsidiary referred to in clause
       (a) or clause (b) preceding to execute and deliver to the Agent a Security and Assignment Agreement and such other Security Documents (including, without limitation, financing statements) as the Agent may reasonably request to grant the Agent for the ratable benefit of itself and the Banks a perfected, first priority Lien or assignment, as appropriate, on all Receivables of such Subsidiary and the Borrowing Base Account of such Subsidiary (if any) and all products and proceeds thereof, which Receivables and Borrowing Base Account shall not be subject to any Liens except Permitted Liens specified in clause (b) or
       (d) of the definition of the term "Permitted Liens".

       Section 5.3 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to any BORROWER (any such notice being hereby expressly waived by each BORROWER), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such BORROWER against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement, any of such Bank's Notes or any other Loan Document, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement or any of such Bank's Note or such other Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the applicable BORROWER (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                   ARTICLE 6

                              Conditions Precedent

       Section 6.1 Initial Extension of Credit. The obligation of each Bank to make its initial Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit are subject to the condition precedent that the Agent shall have received, on or before the Funding Date, all of the following, each dated (unless otherwise indicated or otherwise agreed by the Agent) as of the Closing Date, in form and substance satisfactory to the Agent and, in the case of actions to be taken, evidence that the following required actions have been taken to the satisfaction of the Agent:

              (a) Resolutions. Resolutions of the Board of Directors of each Loan Party certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

              (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Loan Party certifying the name of each officer of such Loan Party (i) who is authorized to sign the Loan Documents to which such Loan Party is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer, and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

              (c) Articles or Certificates of Incorporation. The articles or certificates of incorporation of each Loan Party certified by the Secretary of State of the state of incorporation of such Loan Party and dated as of a Current Date;

              (d) Bylaws. The bylaws of each Loan Party certified by the Secretary or an Assistant Secretary of such Loan Party;

              (e) Governmental Certificates. Certificates of appropriate officials as to the existence and good standing of each Loan Party in their respective jurisdictions of incorporation and any and all jurisdictions where such Loan Party is qualified to do business as a foreign corporation, each such certificate to be dated as of a Current Date;

              (f) Notes. The Notes duly completed and executed by the BORROWERS;

              (g) Security and Assignment Agreements. A Security and Assignment Agreement executed by each of the BORROWERS;

              (h) Insurance Policies. Certificates of insurance with respect to all insurance policies required by this Agreement and the other Loan Documents, all in form and substance satisfactory to the Agent;

              (i) Financing Statements. UCC-1 financing statements and all other requisite filing documents executed by the Loan Parties necessary to perfect the Liens created pursuant to the Security Documents;

              (j) Lien Releases. Duly executed releases or assignments of Liens and UCC-3 financing statements in recordable form, as may be necessary to reflect that the Liens created by the Security Documents are perfected, first priority Liens;

              (k) UCC Searches. UCC searches in the names of each of the BORROWERS (and all corporate names under which any of them have done business within the last five years) in each jurisdiction where each such Person maintains an office or has Property, showing no financing statements or other Lien instruments of record except for Permitted Liens;

              (l) Solvency Certificate. A certificate executed by a Responsible Officer of each of the BORROWERS (with respect to the BORROWERS) and its Subsidiaries (with respect to such

       Subsidiaries) to the effect that, before and after giving effect to the Loans, each of the BORROWERS and its Subsidiaries will be Solvent, both on a consolidated and consolidating basis;

              (m) Other Consents. Copies of all material consents necessary for the execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party, including, without limitation, any consents or waivers in connection with the grant of a security interest pursuant to the Security Documents, which consents shall be certified by a Responsible Officer of the BORROWERS as true and correct copies of such consents as of the Closing Date;

              (n) Permits. Copies of all material Permits of Falcon Drilling or any of its Subsidiaries and all material permits relating to any of the Properties owned or leased by any of them (except for certificates of class of the American Shipping Bureau and certificates of documentation or inspection of the United States Coast Guard and except to the extent that the Agent may inform the BORROWERS that copies of certain of such Permits shall not be required to be delivered); and evidence satisfactory to the Agent that Falcon Drilling and its Subsidiaries have taken appropriate action to ensure that Falcon Drilling and its Subsidiaries are able to conduct their businesses with the use of such Permits in full force and effect;

              (o) Payment of Fees and Expenses. The BORROWERS shall have paid all fees due on the Closing Date as specified in the Term Sheet and all fees and expenses of or incurred by the Agent and its counsel to the extent billed as of the Closing Date and payable pursuant to this Agreement;

              (p) Regulatory Approvals. Evidence satisfactory to the Agent that all filings, consents, or approvals with or of Governmental Authorities necessary to consummate the transactions contemplated by the Loan Documents, if any, have been obtained;

              (q) Compliance with Laws. On the Closing Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied with all Governmental Requirements necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents;

              (r) No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or the other Loan Documents or otherwise have a Material Adverse Effect;

              (s) Material Adverse Change. No material adverse change shall have occurred with respect to the financial condition, business, operations, capitalization or liabilities of Falcon Drilling, or of Falcon Drilling and its Subsidiaries taken as a whole, since June 30, 1996;

              (t) Wiring Instructions. A letter of direction from the BORROWERS to the Agent with respect to the disbursement of the proceeds of the Loans on the Funding Date;

              (u) Bank Accounts. The BORROWERS, other than the Non-Material Borrowers and the Guarantors, shall have established the Concentration Account into which all proceeds (except for any cash deposited into the Borrowing Base Account pursuant to the Security Documents) of the Collateral shall be directed, which account shall be governed by the Concentration Account Agreement;

              (v) Financial Statements. Copies of each of the financial statements referred to in Section 7.2, including, without limitation, the most recent audited financial statements of Falcon Drilling and its Subsidiaries;

              (w) Opinion of Counsel. A favorable opinion of each of New York, Delaware (with respect to the Loan Parties incorporated or organized under Delaware law) and foreign counsel acceptable to the Agent (with respect to the Loan Parties incorporated or organized under foreign law) counsel for the Loan Parties reasonably acceptable to the Agent, each in form and substance (and covering such matters as are) satisfactory to the Agent;

              (x) Notice of Borrowing or Issuance of Letter of Credit. A notice of borrowing in accordance with Section 2.9 (with respect to a Loan) or a notice of request for the issuance of a Letter of Credit in accordance with Section 2.14 (with respect to a Letter of Credit);

              (y) Borrowing Base Report. A Borrowing Base Report dated as of October 21, 1996, or as of another recent date acceptable to the Agent which evidences that, after giving effect to the Loans and/or Letters of Credit requested to be made and/or issued, respectively, on the Funding Date, the Outstanding Credit shall not exceed an amount equal to the lesser of the Borrowing Base or the Commitments at such time;

              (z) Intercreditor Agreement. The Intercreditor Agreement shall have been executed by the Banks and the Acquisition Loans Banks; and

              (aa) Repayment of Prior Obligations and Release of Prior Liens. The Prior Obligations shall have been paid in full and all Liens securing the Prior Obligations shall have been released.

       The BORROWERS shall deliver, or cause to be delivered, to the Agent sufficient counterparts of each document to be received by the Agent under this
Section 6.1 to permit the Agent to distribute a copy of such document to the Banks.

       Section 6.2 All Extensions of Credit. The obligation of each Bank to make any Loan (including the initial Loan) and the obligation of the Issuing Bank to issue any Letter of Credit (including the initial Letter of Credit) are subject to the following additional conditions precedent:

              (a) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

              (b) Representations and Warranties. All of the representations and warranties of the BORROWERS and the other Loan Parties contained in Article 7 hereof and in the other Loan

       Documents (a) shall be true and correct when made and (b) shall be deemed to be repeated on and as of the date of such Loan or Letter of Credit and shall be true and correct in all respects on and as of such date, except in the case of representations and warranties which expressly and specifically relate only to an earlier date;

              (c) Additional Documentation. The Agent shall have received all notices and other agreements, documents and instruments as may be required under this Agreement as a condition to such Loan or Letter of Credit in compliance with this Agreement (including, without limitation, the notice required under Section 2.9 with respect to a Loan and the notice required under Section 2.14 with respect to a Letter of Credit) and such additional approvals, opinions, agreements, documents and instruments as the Agent may reasonably request;

              (d) Borrowing Base. After giving effect to the Loans and/or Letters of Credit requested to be made and/or issued, respectively, the Outstanding Credit shall not exceed an amount equal to the lesser of the Borrowing Base or the Commitments at such time; and

              (e) No Material Adverse Effect. Both before and after giving effect to the Loans and/or Letters of Credit requested to be made and/or issued, respectively, no Material Adverse Effect shall have occurred and shall be continuing.

Each notice of borrowing or request for the issuance of a Letter of Credit by the BORROWERS hereunder shall constitute a representation and warranty by the BORROWERS that the conditions precedent set forth in this Section 6.2 (other than the Agent's receipt of any additional documentation that it may, at its option, request pursuant to Section 6.2(c) preceding) have been satisfied (both as of the date of such notice and, unless the BORROWERS otherwise notifies the Agent prior to the date of such borrowing or Letter of Credit, as of the date of such borrowing or Letter of Credit).

                                   ARTICLE 7

                         Representations and Warranties

       The BORROWERS and the Guarantors jointly and severally represent and warrant to the Agent and the Banks that the following statements are true, correct and complete:

       Section 7.1 Corporate Existence. Each Loan Party (a) is a corporation or other entity (as specified in the initial paragraph of this Agreement) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite entity power and authority to own its Properties and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Loan Party has the corporate power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is or may become a party. The chief executive office and principal place of business of each of the Loan Parties, other than the Guarantors whose chief executive offices and principal places of business are located in their respective jurisdictions of incorporation or organization, is located in either the State of Texas or the State of Louisiana, as specified in the Security and Assignment Agreement executed by such BORROWER (if applicable).

       Section 7.2 Financial Statements. The BORROWERS have delivered to the Agent and the Banks the Form 10-K of Falcon Drilling for the fiscal year ended December 31, 1995, and the Forms 10-Q of Falcon Drilling for the fiscal quarters ended March 31, 1996, and June 30, 1996, which contain audited (with respect to the Form 10-K ) and unaudited (with respect to the Forms 10-Q) consolidated (and certain audited and unaudited consolidating) balance sheets and statements of operations and statements of cash flow of Falcon Drilling and its consolidated Subsidiaries (including, without limitation, each of the BORROWERS) as of or for (as applicable) the fiscal year or fiscal quarter (as applicable) ended December 31, 1995, March 31, 1996, and June 30, 1996. To the BORROWERS' knowledge, such financial statements are true and correct, have been prepared in accordance with GAAP and fairly and accurately present, on a consolidated and consolidating (where applicable) basis, the financial condition of Falcon Drilling and its consolidated Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. There has been no material adverse change in the business, condition (financial or otherwise), operations or Properties of Falcon Drilling, or of Falcon Drilling and its consolidated Subsidiaries taken as a whole, since the effective date of the financial statements referred to in this Section 7.2(a).

       Section 7.3 Entity Action; No Breach. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Loan Parties and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificates of incorporation or bylaws of any Loan Party or the partnership agreement or certificate of limited partnership or other constitutional document of any Loan Party, (ii) any Governmental Requirement or any order, writ, injunction or decree of any Governmental Authority or arbitrator, or (iii) any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien (except under the Security Documents as provided in Article 5) upon any of the revenues or Property of any Loan Party.

       Section 7.4 Operation of Business. The Loan Parties possess all Permits, franchises, licenses and authorizations necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where the failure to so possess would not cause a Material Adverse Effect. None of such Persons is in material violation of any such Permits, franchises, licenses or authorizations required to be possessed pursuant to this Section 7.4.

       Section 7.5 Intellectual Property. The Loan Parties own or possess (or will be licensed or have the full right to use) all Intellectual Property which is necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons. No product of the Loan Parties infringes upon any Intellectual Property owned by any other Person, and no claim or litigation is pending or, to the knowledge of any BORROWER, threatened against any Loan Party or any such Person contesting its right to use any product or material which could have a Material Adverse Effect. There is no violation by any Loan Party of any right of such Loan Party with respect to any material Intellectual Property owned or used by such Loan Party.

       Section 7.6 Litigation and Judgments. Each material action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of any BORROWER, threatened against or affecting any Loan Party as of the date of this Agreement is disclosed on
Schedule 7.6 hereto or in the Form 10-K of Falcon Drilling for the fiscal year ended December 31, 1995, or in the Form 10-Q of Falcon Drilling for the fiscal quarter ended March 31, 1996, or June 30, 1996 except for suits for personal injury, death or property damage which are adequately covered by insurance (subject to any deductibles, all of which deductibles are customary for the industry in which the BORROWERS are engaged). None of such actions, suits, investigations or proceedings (a) could be reasonably expected to be adversely determined or (b) if and to the extent the same could be reasonably expected to be adversely determined, could be reasonably expected to have a Material Adverse Effect. On the date of this Agreement, there are no outstanding judgments against any Loan Party or any of their Subsidiaries or Affiliates.
No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage that could have a Material Adverse Effect.

       Section 7.7 Rights in Properties; Liens. Except as expressly stated to the contrary on Schedule 1.1(a), each of the Loan Parties has good and indefeasible title to, or valid leasehold interests in, its Properties and assets, real and personal, including the Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2(a), and none of the Properties or leasehold interests of any Loan Party or any of its Subsidiaries is subject to any Lien, except Permitted Liens. Each of the Eligible Receivables will be derived or generated from Properties or assets owned or leased by a Borrower. As of the Closing Date, each of the Drilling Rigs is owned, of record and beneficially, by one or more of the BORROWERS as specified on Schedule 7.7.

       Section 7.8 Enforceability. The Loan Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto and constitute the legal, valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

       Section 7.9 Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been validly obtained or made and are in full force and effect. None of the Loan Parties has failed to obtain any material governmental consent, approval, license, Permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business.

       Section 7.10 Debt. As of the Closing Date and after giving effect to the payment of the Prior Obligations (as required by Section 6.1(aa)), Falcon Drilling and its consolidated Subsidiaries have no Debt except for (a) the Obligations and the Acquisition Loans Obligations, (b) the Debt disclosed in the financial statements including in the Form 10-Q of Falcon Drilling for the fiscal quarter ended June 30, 1996, and (c) the Debt disclosed with respect to such Person on Schedule 7.10 hereto.

       Section 7.11 Taxes. The Loan Parties have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, Property and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable. None of the BORROWERS is aware of any pending investigation by any taxing authority of any Loan Party or any of its Subsidiaries or of any pending but unassessed tax liability of any Loan Party or any of its Subsidiaries. No tax Liens have been filed and, except as disclosed on Schedule 7.11, no claims are being asserted against any Loan Party or any of its Subsidiaries with respect to any taxes. Except as disclosed on Schedule 7.11 hereto, as of the Closing Date, none of the United States income tax returns of the Loan Parties and any of their respective Subsidiaries are under audit. The charges, accruals and reserves on the books of the Loan Parties in respect of taxes or other governmental charges are in accordance with GAAP.

       Section 7.12 Margin Securities. None of the Loan Parties or any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

       Section 7.13  ERISA.

              (a) Each Plan of each Loan Party and of each Borrower Member is in compliance in all material respects with all applicable provisions of ERISA and the Code. Neither a Reportable Event nor a Prohibited Transaction has occurred within the last 60 months with respect to any Plan of any Loan Party or any Borrower Member. No notice of intent to terminate a Pension Plan of any Loan Party or any Borrower Member has been filed, nor has any Pension Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan of any Loan Party or any Borrower Member, nor has the PBGC instituted any such proceedings. Neither any of the Loan Parties nor any Borrower Member has completely or partially withdrawn from a Multiemployer Plan. Each Loan Party and each Borrower Member has met its minimum funding requirements under ERISA and the Code with respect to all of its Plans subject to such requirements, and, as of the Closing Date except as specified on Schedule 7.13, the present value of all vested benefits under each funded Plan (exclusive of any Multiemployer
       Plan) does not exceed the fair market value of all such Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with ERISA. Neither any of the Loan Parties nor any Borrower Member has incurred any liability to the PBGC under ERISA. No litigation is pending or threatened concerning or involving any Plan of any Loan Party or any Borrower Member. There are no unfunded or unreserved liabilities relating to any Plan of any Loan Party or any Borrower Member that could, individually or in the aggregate, have a Material Adverse Effect if such Loan Party or Borrower Member were required to fund or reserve such liability in full. As of the Closing Date, no funding waivers have been requested or granted under Section 412 of the Code with respect to any Plan of any Loan Party or Borrower Member. As of the Closing Date, no unfunded or unreserved liability for benefits under any Plan or Plans of any Loan Party or any Borrower Member (exclusive of any Multiemployer Plans) exceeds $1,000,000 with respect to any such Plan or $3,000,000 with respect to all such Plans in the aggregate.

              (b) No ERISA Affiliate has incurred any liability to the PBGC or has withdrawn from a Multiemployer Plan. Neither any BORROWER nor any ERISA Affiliate has received a demand letter from the PBGC (i) for the payment of minimum funding contributions under Section 302 of ERISA which exceed $1,000,000 with respect to any Pension Plan or $3,000,000 with respect to all Pension Plans in the aggregate or (ii) for the payment of employer liabilities under Section 4062, 4063 or 4064 of ERISA which exceeds $1,000,000 with respect to any Pension Plan or $3,000,000 with respect to all Pension Plans in the aggregate. The PBGC has not filed or perfected any Lien under Section 302(f)(1) or 4068(a) of ERISA against any BORROWER or any ERISA Affiliate. Neither BORROWER nor any ERISA Affiliate has received a notice of complete or partial withdrawal from a Multiemployer Plan in which the amount of the liability asserted exceeds $1,000,000 with respect to any Multiemployer Plan or $3,000,000 with respect to all Multiemployer Plans in the aggregate.

       Section 7.14 Disclosure. No written statement, information, report, representation or warranty made by any Loan Party in any Loan Document, or furnished to the Agent or any Bank by any Loan Party in connection with the Loan Documents, or made in connection with any transaction contemplated hereby or thereby, contains (as of the date when made) any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any BORROWER which has had a Material Adverse Effect, and there is no fact known to any BORROWER which might in the future have a Material Adverse Effect, except as may have been disclosed in writing to the Agent and the Banks.

       Section 7.15  Capitalization.

              (a) As of June 30, 1996, the capitalization of Falcon Drilling and its consolidated Subsidiaries was as set forth in the Form 10-Q of Falcon Drilling for the fiscal quarter ended June 30, 1996.

              (b) On and as of the Closing Date, Falcon Drilling directly or indirectly owns (legally and beneficially) all of the issued and outstanding Capital Stock of each BORROWER other than Falcon Drilling. On and as of the Closing Date, none of the Subsidiaries of Falcon Drilling has authorized or issued any Redeemable Stock. Falcon Drilling and its Subsidiaries (including, without limitation, the BORROWERS) are members of an affiliated and integrated group of entities and are engaged in related businesses and supporting lines of business and each Subsidiary of Falcon Drilling (including, without limitation, each BORROWER other than Falcon Drilling) will receive a direct and indirect material benefit from the Loans and Letters of Credit and the other transactions evidenced by and contemplated in this Agreement and the other Loan Documents. Each of the BORROWERS will receive reasonably equivalent value in exchange for the Note and Collateral being provided by it as evidence and security for the payment and performance, respectively, of the Obligations.

              (c) All of the outstanding common stock of the BORROWERS and their Subsidiaries has been validly issued, is fully paid and is nonassessable. Since June 30, 1996, no Borrower other than Falcon Drilling, has issued any subscriptions, options, warrants, calls or rights (including preemptive rights) to acquire, or securities or instruments convertible into, Capital Stock of the BORROWERS.

       Section 7.16 Agreements. None of the Loan Parties is a party to any indenture, loan, credit agreement, stock purchase agreement, lease or other agreement, document or instrument, or subject to any charter, corporate, partnership or similar restriction, that could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 7.22, none of the Loan Parties is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, document or instrument binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not have a Material Adverse Effect.

       Section 7.17 Compliance with Laws. None of the Loan Parties is in violation of any Governmental Requirement, except for instances of non-compliance that, individually or in the aggregate, could not have a Material Adverse Effect.

       Section 7.18 Investment Company Act. None of the Loan Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       Section 7.19 Public Utility Holding Company Act. None of the Loan Parties is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 7.20  Environmental Matters.

              (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse Effect:

                  (i) The Loan Parties and all of their respective Properties and operations are in full compliance with all Environmental Laws. None of the BORROWERS is aware of, and no BORROWER has received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance by any Loan Party with all Environmental Laws;

                 (ii) The Loan Parties have obtained all Permits that are required under applicable Environmental Laws, and all such Permits are in good standing and all such Persons are in compliance with all of the terms and conditions thereof;

                (iii) No Hazardous Materials exist on, about or within or have been (to any BORROWER's knowledge) or are being used, generated, stored, transported, disposed of on or Released from any of the Properties of the Loan Parties except in compliance with applicable Environmental Laws. The use which the Loan Parties make and intend to make of their respective Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their Properties except in compliance with applicable Environmental Laws;

                 (iv) Neither the Loan Parties nor any of their respective Subsidiaries currently or previously owned or leased Properties or operations is subject to any outstanding or, to the best of any BORROWER's knowledge, threatened order from or agreement with any

              Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

                  (v) There are no conditions or circumstances associated with the currently or previously owned or leased Properties or operations of the Loan Parties that could reasonably be expected to give rise to any Environmental Liabilities or claims resulting in any Environmental Liabilities. None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that any of the Loan Parties is or will be subject to, any Environmental Liabilities;

                 (vi) None of the Properties of the Loan Parties is a treatment facility (except for the recycling of Hazardous Materials generated onsite and the treatment of liquid wastes subject to the Clean Water Act), storage facility (except for temporary storage of Hazardous Materials generated onsite prior to their disposal offsite) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Loan Parties and their Subsidiaries are compliance with all applicable financial responsibility requirements of all Environmental Laws; and

                (vii) None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

              (b) No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any Property or revenues of any Loan Party.

       Section 7.21 Labor Disputes and Acts of God. Neither the business nor the Properties of any Loan Party are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), that is having or could have a Material Adverse Effect.

       Section 7.22  Material Contracts.  Except as may be disclosed on
Schedule 7.22, (a) all of the Material Contracts of each Loan Party are in full force and effect, (b) there are no defaults under any Material Contracts (which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), and (c) to the best of each BORROWER's knowledge after due inquiry, no other Person that is a party thereto is in default under any of the Material Contracts. None of the Material Contracts, and no other agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is based or subject, prohibits the transactions contemplated under the Loan Documents.

       Section 7.23 Outstanding Securities. As of the Closing Date, all outstanding securities (as defined in the Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations of the Securities and Exchange Commission thereunder) of the Loan Parties have been offered, issued, sold and delivered in compliance with all applicable Governmental Requirements.

       Section 7.24 Priority of Payment. The Debt evidenced by the Notes and all other Obligations of the BORROWERS to the Agent and the Banks under the Loan Documents (a) constitutes "Permitted Indebtedness" (as such term is defined in the Indenture and the Note Purchase Agreement) of the BORROWERS, (b) is pari passu in right of payment with the Senior Debt, except that the Debt and the other Obligations are secured by the Collateral while the Senior Debt is wholly unsecured (subject to the contractual right of the holders of the Senior Fixed Rate Notes to obtain security in the future under certain circumstances as provided in Section 4.10 of the Indenture), and (c) shall in no event be subordinate in any respect (including, without limitation, right of payment) to any other Debt of Falcon Drilling or any of its Subsidiaries, exclusive of the effect of any Permitted Liens.

       Section 7.25 Solvency. Each of the Borrowers and each of its consolidated Subsidiaries, other than the Non-Material Borrowers and the Guarantors as to which no representation or warranty is made, as a separate entity and on a consolidated basis, is Solvent, both before and after giving effect to the Loans and the other transactions contemplated by the Loan Documents.

       Section 7.26 Employee Matters. Except as set forth on Schedule 7.26, as of the Closing Date (a) none of the Loan Parties nor any of their respective Subsidiaries, nor any of their respective employees, is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party or any of their respective Subsidiaries, and no union or collection bargaining unit has sought such certification or recognition with respect to the employees of any of the Loan Parties or any of their respective Subsidiaries. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of each BORROWER after due inquiry, threatened against, any of the Loan Parties or any of their respective Subsidiaries or their respective employees which could have, either individually or in the aggregate, a Material Adverse Effect.

       Section 7.27 Insurance. Borrowers have furnished to the Agent a true and complete summary of all insurance that will be in effect as of the Closing Date for the BORROWERS. No notice of cancellation has been received for such insurance and the BORROWERS and their Subsidiaries are in substantial compliance with all of the terms and conditions of the policies providing such insurance.

                                   ARTICLE 8

                             Affirmative Covenants

       The BORROWERS jointly and severally covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Letter of Credit remains outstanding, the BORROWERS will perform and observe, or cause to be performed and observed, the following covenants:

       Section 8.1 Reporting Requirements. The BORROWERS and the Guarantors will furnish to the Agent and each Bank:

              (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of Falcon Drilling, beginning with the fiscal year ending December 31, 1996, (i) a copy of the annual audit report of Falcon Drilling and its consolidated Subsidiaries as of the end of and for such fiscal year then ended containing, on a consolidated basis and with unaudited consolidating schedules attached, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing, to the effect that such report has been prepared in accordance with GAAP and (ii) a letter from such independent certified public accountants to the Agent (A) stating that nothing has come to its attention during its auditing procedures which indicates that a Default has occurred and is continuing or, if in its opinion a Default has occurred and is continuing, stating the nature thereof, and (B) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith;

              (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the quarters of each fiscal year of Falcon Drilling, beginning with the fiscal quarter ending September 30, 1996, a copy of an unaudited financial report of Falcon Drilling and its consolidated Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year all in reasonable detail certified by a Responsible Officer of the BORROWERS to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operation of Falcon Drilling and its consolidated Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

              (c) Monthly Financial Statements. As soon as available, a copy of any monthly financial report or statement of Falcon Drilling or any of its Subsidiaries as may be prepared by or for the directors of any such Person;

              (d) Certificate of No Default. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) or 8.1(b), a certificate of a Responsible Officer of the BORROWERS (i) stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article 10;

              (e) Borrowing Base Reports and Agings. As soon as available and in any event within 25 days after the end of each month, and, in any event from time to time upon the request of the Agent, (i) a Borrowing Base Report duly completed and prepared as of the end of such month, and
       (ii) an aged trial balance of all then-existing Receivables;

              (f) Rig Reports. As soon as available, a copy of any periodic report(s) of Falcon Drilling or any of its Subsidiaries as may be prepared by or for the directors of any such Person pertaining to the status of any rig(s) (e.g., the location of, the operator of, the contract terms with respect to and the average day rate or utilization of any rig) owned and/or operated by any such Person or any Affiliate of any such Person;

              (g) Budget; Projections. As soon as available, a copy of any budget or projections of Falcon Drilling or any of its Subsidiaries as may be prepared by or for the directors of any such

       Person and, in any event with 30 days after the end of each fiscal year, a copy of a budget and projections of Falcon Drilling and its consolidated Subsidiaries for the then current fiscal year, which budget and projections shall including consolidating schedules containing information exclusively as to the BORROWERS;

              (h) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to any Loan Party by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects or Properties of such Loan Party;

              (i) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority or arbitrator affecting any Loan Party which, if determined adversely to such Loan Party, could have a Material Adverse Effect;

              (j) Notice of Default. As soon as possible and in any event immediately upon any Borrower's knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that such BORROWER has taken and proposes to take with respect thereto;

              (k) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which any Loan Party or any Borrower Member files with or receives from the PBGC or the U.S. Department of Labor under ERISA; as soon as possible and in any event within five days after any such Person knows or has reason to know that any Pension Plan is insolvent, or that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or Multiemployer Plan, or that the PBGC, any Loan Party or any Borrower Member has instituted or will institute proceedings under ERISA to terminate or withdraw from or reorganize any Pension Plan, a certificate of a Responsible Officer of the BORROWERS setting forth the details as to such insolvency, withdrawal, Reportable Event, Prohibited Transaction or termination and the action that the BORROWERS propose to take with respect thereto; and promptly after the receipt thereof, a copy of each demand letter or notice which would have been described in
       Section 7.13(b) if it had been received on or prior to the Closing Date.


              (l) Reports to Other Creditors. Promptly after the furnishing thereof, a copy of any statement or report furnished by any Loan Party to any other party pursuant to the terms of any indenture, loan, stock purchase or credit or similar agreement relating to any Consolidated Funded Debt and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section 8.1;

              (m) Notice of Material Adverse Effect. Within five Business Days after any BORROWER becomes aware thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

              (n) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by any Loan Party to its stockholders generally and one copy of each regular, periodic or special report, registration statement or prospectus filed by any Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency, and of all press releases and other statements made by any of the Loan Parties to the public containing material developments in its business;

              (o) Notices regarding Subsidiaries and Transfers of Drilling Rigs. (i) Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), notice of the creation or acquisition of any Subsidiary by any BORROWER after the Closing Date and subsequent to the last delivery of such information,
       (ii) promptly upon the occurrence thereof, notice of any sale, transfer or other disposition of any Drilling Rig by any BORROWER and information concerning the identity of the Drilling Rig affected thereby, the identity of the transferee thereof and the date of such sale, transfer or other disposition, (iii) promptly upon the occurrence thereof, notice of the creation or acquisition of any Material Subsidiary of any BORROWER, or of the existence of any Material Subsidiary of the BORROWER, after the Closing Date and subsequent to the last delivery of such information; and (iv) promptly upon the occurrence thereof, notice of any Non-Material Borrower being or becoming a Material Subsidiary

              (p) Insurance. Within 60 days prior to the end of each fiscal year of Falcon Drilling, a report in form and substance reasonably satisfactory to the Agent summarizing all material insurance coverage maintained by the BORROWERS and their Subsidiaries as of the date of such report and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

              (q) Environmental Assessments and Notices. Promptly after the receipt thereof, a copy of each environmental assessment (including any analysis relating thereto) involving an amount in excess of $50,000 prepared with respect to any real Property of any Loan Party and each notice sent by any Governmental Authority relating to any failure or alleged failure of a material nature to comply with any Environmental Law or any liability with respect thereto;

              (r) Collateral Audit Report. Within 90 days following the end of each fiscal year of Falcon Drilling, and within 90 days following any request therefor by the Agent, a collateral audit report, prepared by Arthur Andersen & Co. or other independent certified public accountants of recognized standing acceptable to the Agent, with respect to the Eligible Receivables and the calculation of the Borrowing Base then in effect;

              (s) Notices relating to the Senior Debt. Promptly after the delivery or receipt thereof by any BORROWER, a copy of each notice, demand or other written information given or received by any BORROWER under or in connection with any of the Senior Debt (including, without limitation, any notice of a default or of any redemption, purchase or repayment); and

              (t) General Information. Promptly, such other information concerning the Loan Parties and their respective Subsidiaries, the creditworthiness of the Loan Parties and their respective Subsidiaries and/or the Collateral as the Agent or any Bank may from time to time reasonably request.

       Section 8.2 Maintenance of Existence; Conduct of Business. Each of the BORROWERS will, and will cause each of its Subsidiaries (other than Non-Recourse Subsidiaries) to, preserve and maintain its corporate or partnership (as applicable) existence (except as permitted by Section 9.3) and all of its material leases, privileges, licenses, Permits, franchises, qualifications and rights that are necessary in the





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
ordinary conduct of its business; provided, however, that a BORROWER may merge with another BORROWER in accordance with Section 9.3 and a BORROWER other than Falcon Drilling may dissolve in accordance with Section 9.3. Each of the BORROWERS will, and will cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

       Section 8.3 Maintenance of Properties. Each of the BORROWERS will, and will cause each of its Subsidiaries to, maintain, keep and preserve all of its Properties necessary in the proper conduct of its business in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, however, that nothing in this Section 8.3 shall prevent any BORROWER or any of its Subsidiaries from discontinuing the operation or maintenance of any of its Properties if such discontinuance is, in the judgment of such BORROWER, desirable in the conduct of its business or the business of any Subsidiary.

       Section 8.4 Taxes and Claims. Each of the BORROWERS will, and will cause each of its Subsidiaries to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property, and (b) all lawful claims for labor, material and supplies which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither any BORROWER nor any of its Subsidiaries shall be required to pay or discharge any tax, levy, assessment or governmental charge or claim for labor, material or supplies whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

       Section 8.5 Insurance. Each of the BORROWERS will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by responsible corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such entities and carry such other insurance as is usually carried by such entities. Such insurance shall be written by financially responsible companies selected by such BORROWER which are reasonably acceptable to the Required Banks. Each policy of insurance shall provide that it will not be canceled, amended or reduced except after not less than ten days' prior written notice to the Agent. Each of the BORROWERS will advise the Agent promptly of any policy cancellation, reduction or amendment.

       Section 8.6 Inspection Rights. Each of the BORROWERS will, and will cause each of its Subsidiaries to, permit representatives and agents of the Agent and each Bank, during normal business hours and upon reasonable notice to such BORROWER, to examine, copy and make extracts from its books and records, to visit and inspect its rigs and other Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants (provided that Agent and Bank shall provide BORROWERS reasonable opportunity to participate in any such discussions between or among
(a) Agent and Banks and (b) the independent certified public accountants of BORROWERS and their Subsidiaries). Each of the BORROWERS shall authorize each of its Subsidiaries to authorize their accountants in writing (with a copy to the Agent) to comply with this Section 8.6. The Agent or its representatives may (at the Borrowers' expense after the occurrence of a Default or at any other time during which, due to the occurrence or possible occurrence of some event or circumstance, or the existence or possible existence of some condition, reasonable cause for such verification exists) conduct field exams to verify the Borrowing Base and at such other times as the Agent may reasonably request.





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
       Section 8.7 Keeping Books and Records. Each of BORROWERS will, and will cause each of its Subsidiaries to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or permitted by GAAP and are adopted by Falcon Drilling or any of its Subsidiaries with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 8.1 or Article 10 or any other provision of this Agreement, the BORROWERS and the Required Banks agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating the BORROWERS' or such Subsidiaries' financial condition shall be the same after such changes in GAAP as if such changes in GAAP had not been made; provided, that until any necessary amendments have been made, the certificate required to be delivered under
Section 8.1(d) hereof demonstrating compliance with Article 10 shall include calculations setting forth the adjustments from the relevant items as shown in the current financial statements based on the changes to GAAP to the corresponding items based on GAAP as used in the financial statements referenced in Section 7.2(a), in order to demonstrate how such financial covenant compliance was derived from the current financial statements.

       Section 8.8 Compliance with Laws. Each of BORROWERS will, and will cause each of its Subsidiaries to, comply with all applicable Governmental Requirements, except for instances of noncompliance that could not have, individually or in the aggregate, a Material Adverse Effect.

       Section 8.9 Compliance with Agreements. Each of BORROWERS will, and will cause each of its Subsidiaries to, comply in all material respects with all agreements, contracts and instruments binding on it or affecting its Properties or business. Each of BORROWERS will comply with all terms and provisions of the Senior Debt Documents and Senior Subordinated Debt Documents which are intended to benefit the holders of any "Permitted Indebtedness" and the Agent and the Banks as beneficiaries of "Permitted Liens" (as such terms are defined in the Indenture and the Note Purchase Agreement, respectively), including, without limitation, the terms and provisions of Sections 4.16 and
4.10 of the Indenture and Sections 8.13 and 8.07 of the Note Purchase
Agreement.

       Section 8.10 Further Assurances. Each of the BORROWERS will, and will cause each of its Subsidiaries to, execute and deliver such further agreements, documents and instruments and take such further action as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral.

       Section 8.11 ERISA. Each of the BORROWERS will, and will cause each of the Borrower Members to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

       Section 8.12 Concentration Account. Each of BORROWERS, other than the Non-Material Borrowers and the Guarantors, will deposit, or cause to be deposited, into the Concentration Account all proceeds of all its Receivables, which proceeds shall be subject to the Concentration Account Agreement. Such BORROWERS shall maintain in effect, at all times during the term of this Agreement, the Concentration Account Agreement (or a similar agreement in form and substance satisfactory to the Agent with a depository bank or banks satisfactory to the Agent). With respect to all Receivables of Falcon Venezuela





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
which constitute Eligible Receivables, Falcon Venezuela shall send a written notice to the applicable account debtors, in form and substance reasonably satisfactory to the Agent, which shall direct such account debtors to make all payments with respect thereto directly into the Concentration Account or into another account located in the United States which may be approved by the Agent in its discretion from time to time.

       Section 8.13 No Consolidation in Bankruptcy. Each of the Borrowers will, and will cause each of its Subsidiaries to, (a) maintain corporate or partnership (as applicable) records and books of account separate from those of any other BORROWER, Subsidiary or Affiliate, (b) not commingle its funds or assets with those of any other Borrower, Subsidiary or Affiliate, except that the Borrowers, other than the Non-Material Borrowers and the Guarantors, may (if they desire to do so) commingle proceeds of Receivables in the Concentration Account, and (c) except for consents or meetings to approve the transactions contemplated by this Agreement and the Acquisition Loans Credit Agreement, provide that its board of directors or, with respect to any partnership, analogous managing body will hold all appropriate meetings which will not be jointly held with any other BORROWER, Subsidiary or Affiliate. The BORROWERS will ensure that the Concentration Account contains only proceeds of Collateral and, e.g., does not include any monies of a Non-Material Borrower or a Guarantor in which the Agent, for the benefit of itself and the Banks, does not have a perfected, first priority security interest.

       Section 8.14 Dissolution of FALRIG Venezuela Falcon Drilling will cause FALRIG Venezuela to be dissolved and its assets, if any, distributed to Falcon Drilling within ninety (90) days after the Closing Date.

                                   ARTICLE 9

                               Negative Covenants

       The BORROWERS and the Guarantors jointly and severally covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Letter of Credit remains outstanding, the BORROWERS and the Guarantors will perform and observe, or cause to be performed and observed, the following covenants:

       Section 9.1 Debt. Each of the Borrowers will not, and will not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, incur, create, assume or permit to exist any Debt, except:

              (a) Debt of the BORROWERS and its Subsidiaries to the Banks pursuant to the Loan Documents and Debt of Falcon Drilling to the Acquisition Loans Banks pursuant to the Acquisition Loans Documents;

              (b) Existing Debt identified in the Form 10-Q of Falcon Drilling for the quarter ended June 30, 1996, and renewals, extensions or refinancings of any of such Debt referred to in this Section 9.1(b) which do not increase the outstanding principal amount of such Debt and the terms and provisions of which are not materially more onerous than the terms and conditions of such Debt on the Closing Date;





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
              (c) Purchase money Debt secured by purchase money Liens, which Debt and Liens are permitted under and meet all of the requirements of clause (g) of the definition of Permitted Liens;

              (d) (i) Intercompany Debt between the BORROWERS incurred in the ordinary course of business or consistent with prudent business practices; provided, however, that any and all of the Debt permitted pursuant to this Section 9.1(d) shall be unsecured, and, if evidenced by instruments, shall be evidenced by instruments satisfactory to the Agent which will be pledged to the Agent for the benefit of the Banks pursuant to a security agreement in form and substance satisfactory to the Agent (except if and to the extent that such a pledge would give the holders of the Senior Notes the contract right to also obtain the benefit of such a pledge);

              (e) Debt under Currency Hedge Agreements and Interest Rate Protection Agreements, provided that (i) each counterparty shall be rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc. and (ii) the aggregate notional amount (as to all BORROWERS and their Subsidiaries, other than Non-Recourse Subsidiaries) of all Currency Hedge Agreements and Interest Rate Protection Agreements to which any BORROWER or any of its Subsidiaries is a party shall not exceed $10,000,000 at any time outstanding;

              (f) Debt of any BORROWER or any of its Subsidiaries incurred in the ordinary course of business in respect of performance bonds, surety bonds and appeal bonds in an aggregate principal amount (as to all BORROWERS and their Subsidiaries) not to exceed $5,000,000 at any time outstanding;

              (g) Debt of a Person who becomes a Subsidiary of Falcon Drilling pursuant to a transaction permitted by this Agreement occurring after the Closing Date, which Debt was outstanding prior to the date on which such Subsidiary was acquired (other than Debt incurred as a result of, or in anticipation of, such transaction);

              (h)    Permitted Refinancing Debt; and

              (i) Debt the incurrence of which, after giving proforma effect to such incurrence, would not result in the Proforma Interest Coverage Ratio exceeding 2.50 to 1.00;

provided, however, that, other than loans by a Subsidiary of Borrower to Borrower or any other Subsidiary of Borrower, no Debt described in clause (c),
(d), (g), (h) or (i) preceding may be incurred if a Default exists at the time of such incurrence or would result therefrom. For purposes of clause (d) of this Section 9.1, the term "Borrower" shall include the Guarantors to the extent necessary so that the requirements of Section 4.12 of the Indenture and
Section 8.09 of the Note Purchase Agreement are not violated by the Borrower and the Guarantors.

       Section 9.2 Limitation on Liens. Each of the BORROWERS will not, and will not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, incur, create, assume or permit to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except Permitted Liens. Each of the BORROWERS will not, and will not permit any of its Subsidiaries to, incur, create, assume





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
or permit to exist any Lien upon any Capital Stock, whether now outstanding or hereafter issued, of any Subsidiary of Falcon Drilling (other than a Non-Recourse Subsidiary).

       Section 9.3 Mergers, Etc. Each of the BORROWERS will not, and will not permit any of its Subsidiaries to, become a party to a merger or consolidation, or wind-up, dissolve or liquidate itself; provided, that, so long as no Default exists at such time or would result therefrom (a) any of the Subsidiaries of Falcon Drilling, other than any of the BORROWERS, may merge or consolidate with any of the other Subsidiaries of Falcon Drilling, other than any of the BORROWERS, so long as a Wholly-Owned Subsidiary of Falcon Drilling other than a Non-Recourse Subsidiary is the surviving entity, (b) any of the Subsidiaries of a BORROWER may merge with such BORROWER so long as such BORROWER is the surviving entity, (c) any of the BORROWERS other than Falcon Drilling may merge with Falcon Drilling so long as Falcon Drilling is the surviving entity, (d) any BORROWER other than Falcon Drilling may merge with any BORROWER other than Falcon Drilling so long as the surviving entity is a corporation organized under the laws of a state of the United States, and (e) any BORROWER other than Falcon Drilling or any Subsidiary may dissolve or liquidate pursuant to a transaction in which all of its Properties and assets are transferred, expressly subject to the Liens existing in favor of the Agent for the benefit of itself and the Banks, to Falcon Drilling or the BORROWER that is the parent entity of such dissolving or liquidating BORROWER or Subsidiary, provided, however, that such transferee BORROWER may not be a Non-Material Borrower or a Guarantor. Each of the BORROWERS will not, and will not permit any of its Subsidiaries to, purchase or acquire all or a substantial part of the business, assets or Properties of any Person if such purchase or acquisition (i) could reasonably be expected to cause or result in the occurrence of a Default or (ii) could reasonably be expected to have a material adverse effect upon the financial position or performance of such BORROWER.

       Section 9.4 Restricted Payments. Each of the BORROWERS will not, and will not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, make any Restricted Payments, except:

              (a) Any BORROWER other than Falcon Drilling and any Subsidiary of a BORROWER may make Restricted Payments to any BORROWER;

              (b) Payroll advances in the ordinary course of business not to exceed an aggregate amount of $1,000,000 at any one time;

              (c) Other advances and loans to officers, employees or shareholders of any BORROWER or any of its Subsidiaries, so long as the aggregate principal amount (as to all BORROWERS and their Subsidiaries) of any such advances and loans does not exceed $500,000 at any time outstanding;

              (d) Payments of accrued interest and expenses with respect to the Senior Debt and the Senior Subordinated Debt when due in accordance with the Senior Debt Documents and the Senior Subordinated Debt Documents, respectively, and regularly scheduled payments of principal and accrued interest with respect to the Senior Floating Rate Notes and Senior Subordinated Debt when due in accordance with the terms of the Senior Floating Rate Notes and Senior Subordinated Debt Documents, respectively;





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              (e)    Repayment of Debt permitted pursuant to Section 9.1, which repayment occurs pursuant to a refinancing transaction in which the resulting Debt constitutes Permitted Refinancing Debt;

              (f) Restricted Payments not exceeding $2,000,000 in aggregate amount (as to all BORROWERS and Subsidiaries) during any fiscal year;

              (g) Restricted Payments made to redeem any preferred stock or Redeemable Stock issued after the Closing Date at a price not exceeding the issue price thereof;

              (h) Payment of dividends on any preferred stock issued after the Closing Date; and

              (i)    Investments permitted pursuant to Section 9.5;

provided, however, that no such Restricted Payments otherwise permitted pursuant to this Section 9.4 may be made to any Person other than a BORROWER if a Default exists at the time of such Restricted Payment or would result therefrom or may be made if an Event of Default exists at the time of such Restricted Payment or would result therefrom. For purposes of clause (a) of this Section 9.4, the term "Borrower" shall include the Guarantors to the extent necessary so that the requirements of Section 4.12 of the Indenture and
Section 8.09 of the Note Purchase Agreement are not violated by the Borrower and the Guarantors.

       Section 9.5 Investments. Each of the BORROWERS will not, and will not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, make or permit to remain outstanding any advance, loan, extension of credit or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, or be or become a joint venturer with or partner of any Person (all such transactions being herein called "Investments"), except:

              (a) Investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such BORROWER or any of its Subsidiaries;

              (b)    Investments existing as of the Closing Date identified on
       Schedule 9.5 hereto;

              (c) Investments in securities issued or guaranteed by the United States or any agency thereof with maturities of four years or less from the date of acquisition;

              (d) Investments in certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Bank or with any domestic commercial bank having capital and surplus in excess of $100,000,000;

              (e) Investments in repurchase obligations with a term of not more than seven days for securities of the types described in clause (c) above with any Bank or with any domestic commercial bank having capital and surplus in excess of $100,000,000;





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              (f)    Investments in commercial paper of a domestic issuer rated
       A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition;

              (g) Investments in shares of money market mutual or similar funds having assets in excess of $100,000,000;

              (h)    Investments in a BORROWER;

              (i) Advances and loans to officers and employees of a BORROWER or any of its Subsidiaries, so long as the aggregate principal amount (as to all BORROWERS and their Subsidiaries) of such advances and loans does not exceed $1,000,000 at any time outstanding;

              (j) Investments represented by that portion of the proceeds from Asset Dispositions permitted pursuant to Section 9.8, which proceeds are either not Cash Proceeds or are deemed to be Cash Proceeds pursuant to the second sentence of the definition of "Cash Proceeds";

              (k) The contribution of the Non-Recourse Rigs to the Non-Recourse Subsidiaries;

              (l) Debt permitted pursuant to Section 9.3 and Restricted Payments permitted pursuant to Section 9.4; and

              (m) Other Investments in an aggregate amount (as to all BORROWERS and their Subsidiaries) not to exceed the sum of the following at any time outstanding: (i) $15,000,000, plus (ii) 50% of the aggregate net cash proceeds received by Falcon Drilling after the Closing Date from the issuance or sale of shares of Capital Stock to any Person other than a Subsidiary of Falcon Drilling, minus (iii) the aggregate amount paid by the BORROWERS and their Subsidiaries after the Closing Date in redemption of preferred stock or Redeemable Stock.

provided, however, that no Investments may be made by Falcon Drilling pursuant to clause (h) preceding or by any BORROWER pursuant to clauses (i), (j), (k),
(l) or (m) preceding if a Default exists at the time of such Investment or
would result therefrom.   For purposes of clause (h) of this Section 9.5, the
term "Borrower" shall include the Guarantors to the extent necessary so that the requirements of Section 4.12 of the Indenture and Section 8.09 of the Note Purchase Agreement are not violated by the Borrower and the Guarantors.

       Section 9.6 Limitation on Issuance of Capital Stock. Each of the BORROWERS will not, and will not permit any of its Subsidiaries to, at any time on or after the Closing Date issue, sell, assign or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock or (c) any option, warrant or other right to acquire any of its Capital Stock; provided, however, that, if and to the extent not otherwise prohibited by this Agreement or the other Loan Documents (i) Falcon Drilling may issue additional shares of its Capital Stock or such securities, options, warrants or other rights, other than Redeemable Stock, for full and fair consideration, (ii) subject to Section 9.5, any Subsidiary of Falcon Drilling may issue additional shares of its Capital Stock, or such securities, options, warrants or other rights to Falcon Drilling or another Subsidiary of Falcon Drilling (iii) any Non-Recourse Subsidiary of a BORROWER may issue, sell, assign or





                                       65
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otherwise dispose of shares of its Capital Stock or such securities, options, warrants or other rights to any Person for full and fair consideration, (iv) the BORROWERS may issue stock in accordance with the terms of options and warrants that were outstanding on June 30, 1996, and (v) the BORROWERS may grant compensatory stock options in the ordinary course of business consistent
with past practices and issue shares upon the exercise of such options.   For
purposes of clause (c)(ii) of this Section 9.6, the term "Borrower" shall include the Guarantors to the extent necessary so that the requirements of
Section 4.12 of the Indenture and Section 8.09 of the Note Purchase Agreement are not violated by the Borrower and the Guarantors.

       Section 9.7 Transactions With Affiliates. Except for (a) the payment of salaries in the ordinary course of business consistent with prudent business practices, (b) the furnishing of employment benefits in the ordinary course of business consistent with prudent business practices, (c) the transactions permitted by Section 9.13, and (d) the transactions specified in Schedule 9.7, each of the BORROWERS will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of such BORROWER or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of such BORROWER's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such BORROWER or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of such BORROWER or such Subsidiary.

       Section 9.8 Disposition of Property. Each of the Borrowers will not, and will not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, enter into an Asset Disposition, directly or indirectly, except:

              (a) Asset Dispositions pursuant to which (i) such BORROWER or its Subsidiary, as the case may be, receives consideration at the time of such disposition at least equal to the fair market value of such Property, except in the case of (A) a Bargain Purchase Contract (as such term is defined in the Indenture) entered into in the ordinary course of business, (B) a transfer of a drilling rig or rigs and related equipment between Borrowers if no Default exists at the time of such transfer or would result therefrom, or (C) an Asset Disposition resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss; (ii) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Debt of such BORROWER or such Subsidiary relating to the Capital Stock or Property that was the subject of such disposition and the release of such BORROWER or such Subsidiary from such indebtedness); and (iii) after giving effect to such disposition, the total noncash consideration from all dispositions held by Falcon Drilling and its Subsidiaries, including noncash consideration described in the second sentence of the definition of "Cash Proceeds" which is not converted into cash within 12 months after the related dispositions, then outstanding is not greater than $25,000,000;

              (b) the sale of drill-string components, inventory (other than drilling rigs) and obsolete and worn-out equipment in the ordinary course of business;

              (c) any drilling contract, charter (bareboat or otherwise) or other lease of property entered into by any BORROWER or any Subsidiary (including, without limitation, bareboat charters by any BORROWER to any Subsidiary other than any Non-Recourse Subsidiary) in the ordinary





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       course of business; provided, however, that (i) any such contract, charter or other lease affecting any drilling rig securing the Acquisition Loans Obligations shall be for full and fair consideration payable to Falcon Drilling, shall be in form and substance satisfactory to the Agent and shall expressly include terms and provisions in form and substance satisfactory to the Agent to the effect that the parties thereto acknowledge the existing Lien on such drilling rig securing the Acquisition Loans Obligations and agree that such Lien securing such obligations is prior to, and will not in any way be affected by, such contract, charter or other lease and (ii) none of the BORROWERS nor any Subsidiary shall enter into any such contract, charter or lease with a Non-Recourse Subsidiary.

              (d) a Restricted Payment permitted under Section 9.4 or any Investment permitted under Section 9.5;

              (e) the transfer of the Non-Recourse Rigs to one or more Non-Recourse Subsidiaries;

              (f) the conveyance, transfer or other disposition of rigs pursuant to which such rigs are exchanged for rigs of a like kind, i.e. barge rigs may be exchanged for barge rigs and jackup rigs may be exchanged for jackup rigs, having an equivalent value; and

              (g)    issuances or dispositions of Capital Stock permitted under
       Section 9.6.

       Section 9.9 Sale and Leaseback. Except for transactions in the ordinary course of business involving real or personal Property having an aggregate fair market value of $30,000,000 or less and providing for annual lease payments in an annual aggregate amount not to exceed $3,000,000, each of the BORROWERS will not, and will not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal Property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

       Section 9.10 Lines of Business. Each of the BORROWERS will not, and will not permit any of its Subsidiaries to, engage in any line or lines of business activity other than the businesses in which they are engaged on the Closing Date and lines of business reasonably related thereto.

       Section 9.11 Environmental Protection. Each of the BORROWERS will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws, (b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which any BORROWER or any of its Subsidiaries would be responsible, except for circumstances or events described in clauses (a) through (d) preceding that could not have, individually or in the aggregate, a Material Adverse Effect.

       Section 9.12 Intercompany Transactions. Except as may be expressly permitted or required by the Loan Documents or except as may be expressly permitted or required by the Senior Debt Documents





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or the Senior Subordinated Debt Documents as summarized on Schedule 9.12, each of the BORROWERS will not, and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than a Non-Recourse Subsidiary) to (a) pay dividends or make any other distribution to such BORROWER or any of its Subsidiaries (other than Non-Recourse Subsidiaries) in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, its profits,
(b) pay any Debt owed to such BORROWER or any of its Subsidiaries (other than Non-Recourse Subsidiaries), (c) make any loan or advance to such BORROWER or any of its Subsidiaries (other than Non-Recourse Subsidiaries), or (d) sell, lease or transfer any of its Property to such BORROWER or any of its Subsidiaries (other Non-Recourse Subsidiaries). Nothing contained in this
Section 9.12 shall be deemed to constitute an encumbrance or restriction prohibited by Section 4.12 of the Indenture or Section 8.09 of the Note Purchase Agreement.

       Section 9.13 Consulting and Management Fees. Other than reasonable consulting fees paid to Affiliates of Falcon Drilling on an arm's-length basis for specific services rendered not to exceed $750,000 in the aggregate during any calendar year, each of the BORROWERS will not, and will not permit any of its Subsidiaries to, pay any management, consulting or similar fees (excluding directors' fees and legal fees) to any Affiliate of such BORROWER or to any director, officer or employee of such BORROWER or any Affiliate of such Borrower.

       Section 9.14 Modification of Other Agreements. Each of the BORROWERS will not, and will not permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the Senior Debt Documents, (b) the Senior Subordinated Debt Documents, (c) the certificate of incorporation or bylaws or partnership agreement or certificate of limited partnership or analogous constitutional documents of such BORROWER or any of its Subsidiaries if the same could have a Material Adverse Effect, or
(d) any other Material Contract to which it is a party or any Permit which it possesses if the same could have a Material Adverse Effect. Without limiting the generality of and in addition to the foregoing, each of the BORROWERS will not consent to or implement any termination, amendment, modification, supplement or waiver of the Senior Debt Documents or Senor Subordinated Debt Documents (i) to increase the principal amount of any Senior Debt or Senor Subordinated Debt, (ii) to shorten the maturity of, or any date for the payment of any principal of or interest on, any Senior Debt or Senior Subordinated Debt, (iii) to increase the rate of interest on or with respect to any Senior Debt or Senior Subordinated Debt, (iv) to otherwise amend or modify the payment or subordination terms of any Senior Debt or Senior Subordinated Debt, (v) to increase any cost, fee or expense payable by such BORROWER or any its Subsidiaries, (vi) to provide any Collateral or security for payment or collection of any Senior Debt or Senior Subordinated Debt without the written consent of Required Banks, or (vii) in any other respect that could be materially adverse to Falcon Drilling or any other BORROWER or to Falcon Drilling and its Subsidiaries taken as a whole.

       Section 9.15  ERISA.  Each of the BORROWERS will not:

              (a) allow, or take (or permit any Borrower Member to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that exceeds $4,000,000 with respect to any such Plan or $8,000,000 with respect to all such Plans in the aggregate; or





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              (b)    with respect to any Multiemployer Plan, allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer
       Plan or Plans, have a Material Adverse Effect.

                                   ARTICLE 10

                              Financial Covenants

       The BORROWERS and the Guarantors jointly and severally covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Letter of Credit remains outstanding, the BORROWERS and the Guarantors will perform and observe the following covenants:

       Section 10.1 Consolidated Current Ratio. Falcon Drilling will at all times maintain a Consolidated Current Ratio of not less than 1.00 to 1.00.

       Section 10.2 Consolidated Tangible Net Worth. Falcon Drilling will at all times maintain Consolidated Tangible Net Worth in an amount not less than the sum of (a) $95,000,000, plus (b) 50% of cumulative Consolidated Net Income during any fiscal quarter ending after the Closing Date if, but only if, such Consolidated Net Income during such fiscal quarter is positive, plus (c) 75% of all Net Proceeds of each Equity Issuance after the Closing Date.

       Section 10.3 Consolidated Interest Coverage Ratio. The BORROWERS will not permit the Consolidated Interest Coverage Ratio, calculated as of the end of each fiscal quarter of Falcon Drilling commencing with the fiscal quarter ending September 30, 1996, for the four fiscal quarters of Falcon Drilling then most recently ended, to be less than 2.50 to 1.00.

                                   ARTICLE 11

                                    Default

       Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

              (a) The BORROWERS or any other Loan Party (i) shall fail to pay, repay or prepay when due any amount of principal owing to the Agent or any Bank pursuant to this Agreement or any other Loan Document, (ii) shall fail to pay within one day of the date when due any amount of accrued interest owing to the Agent or any Bank pursuant to this Agreement or any other Loan Document, or (iii) or shall fail to pay within five days of the date when due any fee or other amount or other Obligation (other than principal or interest) owing to the Agent or any Bank pursuant to this Agreement or any other Loan Document.

              (b) Any representation or warranty made or deemed made by any BORROWER or any Loan Party in any Loan Document or in any certificate, report, notice or financial statement





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
       furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

              (c) Any BORROWER or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within 15 days after the Agent or any Bank shall have notified the BORROWERS of such failure or, if a different grace period is expressly made applicable in such other Loan Documents, within such applicable grace period.

              (d) Any of the Loan Parties shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

              (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other Debtor Relief Law, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

              (f) A proceeding or case shall be commenced, without the application, approval or consent of any of the Loan Parties in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any of the Loan Parties or of all or any substantial part of its Property, or (iii) similar relief in respect of any of the Loan Parties under any Debtor Relief Law, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any of the Loan Parties shall be entered in an involuntary case under the Bankruptcy Code.

              (g) Any of the Loan Parties shall fail to discharge (or fail to have continually stayed until subsequently discharged) within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $3,000,000 against any of its Properties.

              (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court or courts against the Loan Parties or any of them on claims not covered by insurance or as to which the insurance carrier has denied responsibility and the same shall not be discharged, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Loan Parties shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.





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
              (i) Any of the Loan Parties shall fail to pay when due (including any applicable grace period) any principal of or interest on any Debt or Debts (other than the Obligations or any Non-Recourse Debt) having a principal amount of at least $3,000,000 individually, or $5,000,000 in the aggregate, or the maturity of any such Debt or Debts shall have been accelerated, or any such Debt or Debts shall have been required to be prepaid prior to the stated maturity thereof.

              (j) Any event shall have occurred (and shall not have been waived or otherwise cured) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity of such Debt or require prepayment of such Debt.

              (k) Any event shall have occurred (and shall not have been waived or otherwise cured) that, with the giving of notice or lapse of time or both, would permit any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity of such Debt or require the prepayment of such Debt, and such default shall have continued for a period of 30 days after a Responsible Officer of Falcon Drilling obtains actual knowledge of such default.

              (l) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any of its shareholders, or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected Lien (except for Permitted Liens) upon any of the Collateral purported to be covered thereby.

              (m) Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Pension Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (v) any "accumulated funding deficiency" (as defined in Section 406 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any Plan; or (vi) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Plan or the reorganization, insolvency, or termination of any Pension Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Agent subject any Loan Party or any ERISA Affiliate to any tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $3,000,000.

              (n)    The occurrence of a Change of Control;

              (o) If, at any time, the Senior Debt shall (i) cease to be either pari passu with, or subordinate in right of payment to, the Notes or the Obligations, (ii) become superior in right of payment to the Notes or the Obligations, or (iii) otherwise have a right to any payment or any security superior to that of the Notes or the Obligations; or if, at any time, the Senior





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
       Subordinated Debt shall (A) cease to be subordinate in right of payment to the Notes or the Obligations, (B) become equal or superior in right of payment to the Notes or the Obligations, or (C) otherwise have a right to payment or any security equal or superior to that of the Notes or the Obligations;

              (p) The occurrence of (i) a "Default" (as such term is used or defined in any of the Senior Debt Documents or the Senior Subordinated Debt Documents) under any of the Senior Debt Documents or the Senior Subordinated Debt Documents, unless (A) within 30 days after a Responsible Officer of Falcon Drilling obtains or should have obtained actual knowledge of such Default, such Default has been waived, cured or consented to in accordance with such documents, (B) the maturity of the Loans has not been accelerated, and (C) such waiver or consent is not made in connection with any amendment or modification of any such documents in violation of Section 9.14 hereof or in violation of any of the Senior Debt Documents or the Senior Subordinated Debt Documents or in connection with any payment to the holders of any Senior Debt or any Senior Subordinated Debt, (ii) an "Event of Default" (as such term is used or defined in any of the Senior Debt Documents or Senior Subordinated Debt Documents) under any of the Senior Debt Documents or Senior Subordinated Debt Documents, or (iii) any acceleration of the maturity of any Senior Debt or Senior Subordinated Debt.

              (q) If, at any time, (i) Falcon Drilling or any of its Subsidiaries shall make, or shall be required to make, any redemption, purchase or prepayment (whether optional or mandatory) with respect to any of the Senior Debt or Senior Subordinated Debt, (ii) any event or circumstance shall occur which gives any party to the Senior Debt Documents or Senior Subordinated Debt Documents or any holder of any Senior Debt or Senior Subordinated Debt the right to request or require Falcon Drilling or any of its Subsidiaries, as the case may be, to redeem, purchase or prepay the Senior Debt or Senor Subordinated Debt, as the case may be (including, without limitation (A) the making of, or the obligation of Falcon Drilling or any of its Subsidiaries to make, an Asset Sale Offer (as such term is defined in the Indenture) or a Senior Notes Assets Sale Offer (as such term is defined in the Note Purchase Agreement) or (B) the occurrence of a Change of Control (as such term is defined in the Indenture or the Note Purchase Agreement), or (iii) Falcon Drilling or any of its Subsidiaries shall initiate or give (A) any election or notice relating to any redemption, purchase or prepayment (whether optional or mandatory) of any of the Senior Debt or Senior Subordinated Debt or (B) any election or notice relating to any defeasance of the Senior Debt or Senior Subordinated Debt.

       Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may and, if directed by the Required Banks, the Agent shall do any one or more of the following:

              (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Loans and the other Obligations and all other amounts payable by any BORROWER or other Loan Party under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the BORROWERS and Guarantors;





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              (b)    Termination of Commitments.  Terminate the Commitments
       (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) without notice to the BORROWERS or any other Loan Party;

              (c)    Judgment. Reduce any claim to judgment;

              (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or

              (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity or otherwise against any or all of the Loan Parties or any other Person;

provided, however, that upon the occurrence of an Event of Default under
Section 11.1(e) or Section 11.1(f), the Commitments of all of the Banks (including, without limitation, the obligation of the Issuing Bank to issue Letters of Credit) shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and the other Obligations and all other amounts payable by any BORROWER or other Loan Party under the Loan Documents shall thereupon become immediately and automatically due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the BORROWERS and the Guarantors.

       Section 11.3 Cash Collateral. If (a) an Event of Default shall have occurred and be continuing or (b) any Letter of Credit shall, for whatever reason, remain outstanding after all Loans and Reimbursement Obligations have been paid in full and all Commitments have expired or terminated, then the BORROWERS shall, if requested by the Agent or the Required Banks, pledge to the Agent as security for the Obligations, pursuant to a security agreement or assignment in form and substance satisfactory to the Agent, an amount in immediately available funds (in excess of any funds already pledged or assigned by the BORROWERS to the Agent as of the date of the occurrence of such Event of Default) equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account satisfactory to the Agent without any right of withdrawal by the BORROWERS.

       Section 11.4 Performance by the Agent. If any BORROWER shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of the Required Banks, perform or attempt to perform such covenant or agreement on behalf of such BORROWER. In such event, the BORROWERS shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of any BORROWER under this Agreement or any of the other Loan Documents.





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                                   ARTICLE 12

                                   The Agent

       Section 12.1 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent, the Co-Agent, nor any of their respective Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct or the wrongful failure of the Agent or Co-Agent, in their capacities as a Bank, to fund their own respective Commitment pursuant to the terms of this Agreement. Without limiting the generality of the preceding sentence, the Agent (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank; (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks; (d) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (e) may consult with legal counsel (including counsel for the BORROWERS or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

       Section 12.2 Rights of Agent as a Bank. With respect to its Commitment, the Loan made by it and the Note issued to it, Banque Paribas (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to and generally engage in any kind of banking, trust or other business with the Loan Parties or any of their Affiliates, and any other Person who may do business with or own securities of the Loan Parties or any of their Affiliates, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.





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       Section 12.3  Defaults.  The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Agent has received notice from a Bank or the BORROWERS specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 12.1) take such action with respect to such Default as shall be directed by the Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Banks.

       SECTION 12.4 INDEMNIFICATION. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT AND THE CO-AGENT FROM AND HOLD THE AGENT AND THE CO-AGENT HARMLESS AGAINST (TO THE EXTENT NOT PROMPTLY REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS AND GUARANTORS UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT OR THE CO-AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT OR THE CO-AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR THE CO-AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT AND THE CO-AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR THE CO-AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE AGENT'S OR THE CO-AGENT'S [AS APPLICABLE] OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH BANK AGREES TO REIMBURSE THE AGENT AND THE CO-AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT OR THE CO-AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR THE CO-AGENT, AS





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APPLICABLE, IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS.

       Section 12.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the BORROWERS and Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

       Section 12.6 Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Loan, each nondefaulting Bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Bank's Commitment with respect to such Loans. No Bank shall be responsible for any act or omission of any other Bank. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails to make available to the Agent its pro rata share of any Loan or to purchase its pro rata share of any Letter of Credit as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Non-Funding Bank") and shall be deemed a Non-Funding Bank until such time as such delinquency is satisfied. A Non-Funding Bank shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, the Letter of Credit, interest, fees or otherwise, to the remaining non-delinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, Letters of Credit, fees and/or otherwise. As among the Banks, a Non-Funding Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans, etc. of the non-delinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Letters of Credit have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

       Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks will have the right, after notice to and consultation with Falcon Drilling if (but only if) no Default has then occurred and is continuing, to appoint another Bank as a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or any state thereof and





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having combined capital and surplus of at least $100,000,000.  Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation as Agent, the provisions of this
Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE 13

                                 Miscellaneous

       Section 13.1 Expenses. Whether or not the transactions contemplated hereby are consummated, the BORROWERS and Guarantors hereby agree, on demand, to pay or reimburse the Agent and each of the Banks for paying (as the Agent may request): (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and any and all (actual or proposed) amendments, modifications, renewals, extensions and supplements thereof and thereto, and the syndication of the Loans, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, (b) all reasonable out-of-pocket costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Banks, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports.

       SECTION 13.2 INDEMNIFICATION. THE BORROWERS AND GUARANTORS SHALL INDEMNIFY THE AGENT, THE CO-AGENT AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE USE OR PROPOSED USE OF ANY LOAN OR LETTER OF CREDIT, (E) ANY AND ALL TAXES, LEVIES, DEDUCTIONS AND CHARGES IMPOSED ON THE AGENT, THE ISSUING BANK OR ANY BANK (OTHER THAN TAXES IMPOSED ON THE OVERALL NET INCOME OR GROSS RECEIPTS OF THE AGENT, THE CO-AGENT, THE ISSUING BANK OR ANY OTHER BANK) IN RESPECT OF ANY LETTER OF CREDIT, (F) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR





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CLEANUP OF ANY HAZARDOUS MATERIAL OR THE EXISTENCE OF ANY UNDERGROUND STORAGE
TANK LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF ANY LOAN PARTY, OR OTHERWISE ATTRIBUTABLE TO ANY LOAN PARTY IN CONNECTION WITH ANY OTHER SITE, OR (G) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT DIRECTLY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF THE BORROWERS AND GUARANTORS UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND LETTER OF CREDIT LIABILITIES AND OTHER OBLIGATIONS AND TERMINATION OF THE COMMITMENTS.

       Section 13.3 Limitation of Liability. None of the Agent, the Co-Agent, any Bank or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable to any BORROWER or any other Loan Party for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Agent, the Co-Agent, any Bank, or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the BORROWERS and Guarantors hereby waive, release and agree not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by any BORROWER or any other Loan Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrowers and Guarantors hereby waive, release and agree not to sue the Agent, the Co-Agent or any Bank or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

       Section 13.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Agent, the Co-Agent and the Banks shall have the right to act exclusively in the interest of the Agent, the Co-Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the BORROWERS, any of the Borrowers' shareholders, any other Loan Party or any other Person.

       Section 13.5 No Fiduciary Relationship. The relationship between each BORROWER and each other Loan Party and each Bank is solely that of debtor and creditor, and neither the Agent, the Co-Agent nor any Bank has any fiduciary or other special relationship with any BORROWER or any other Loan Party,





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and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any BORROWER and any other Loan Party and any Bank, or any other Loan Party and any Bank, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Banks or between any BORROWER or any other Loan Party and any Bank.

       Section 13.6 Equitable Relief. The BORROWERS and Guarantors recognize that in the event the BORROWERS or Guarantors fail to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The BORROWERS and Guarantors therefore agree that the Agent and the Banks, if the Agent or the Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

       Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

       Section 13.8  Successors and Assigns.

              (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The BORROWERS and Guarantors may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent and the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Loan owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged,
       (ii) such Bank shall remain solely responsible to the BORROWERS for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the BORROWERS and Guarantors shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Loan of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, (D) any postponement of any date for the payment of any amount payable in respect of the Loan of such Bank, (E) any release of a material portion of the Collateral from the Liens created by the Security Documents and not otherwise expressly authorized by the Loan Documents, and (F) any release of any Loan Party from liability under the Loan Documents. Each holder of a participation interest in this Agreement shall be entitled to the benefits of the provisions of Section 3.5, 4.6, 4.7 and 13.2 of this Agreement as if and to the same extent as if it were a Bank hereunder.





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
              (b) The BORROWERS and the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, Loans and Letter of Credit Liabilities) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the Assigning Bank's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment, Loans and Letter of Credit Liabilities of the Assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment Acceptance with respect to such assignment) shall in no event be less than an amount equal to $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (A) the Assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (B) the Assigning Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto). Notwithstanding anything to the contrary contained herein, each Assigning Bank shall, concurrently with each assignment to an Assignee referred to in this Section 13.8(b), also assign to such Assignee an identical interest in such Assigning Bank's Acquisition Loans and commitments thereunder. (For example, if an Assigning Bank assigns 50% of its Commitment or its Obligations to an Assignee, such Assigning Bank shall also, concurrently therewith, assign 50% of its commitment relating to the Acquisition Loans or its Acquisition Loans Obligations, respectively, to such Assignee.)

              (c) By executing and delivering an Assignment and Acceptance, the Assigning Bank thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity and enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee





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
       will, independently and without reliance upon the Agent or such Assigning Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee;
       (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

              (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the BORROWERS, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the BORROWERS or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the BORROWERS. Within five Business Days after its receipt of such notice the BORROWERS, at their expense, shall execute and deliver to the Agent in exchange for each surrendered Note a new Note in an amount equal to the Commitment assumed by it (or, if the Commitments have terminated or expired, the Loans assigned to it) pursuant to such Assignment and Acceptance and, if the Assigning Bank has retained any Loan or Letter of Credit Liability, the Commitment retained by it (or, if the Commitments have terminated or expired, the Loans retained by it) (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C hereto.

              (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
       Section 13.8, disclose to the Assignee or participant, or proposed Assignee or participant, any information relating to any BORROWER or any Subsidiary or Affiliate of any BORROWER furnished to such Bank by or on behalf of any BORROWEr or any Subsidiary or Affiliate of any BORROWEr; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 13.20.

              (g) Any Bank may assign and pledge all or part of the Note held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, that any payment made by the BORROWERS for the benefit of such assigning and/or pledging Bank in accordance with the terms of the Loan Documents shall satisfy the BORROWERS' obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Bank from its obligations hereunder.

       Section 13.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and the issuance of the Letters of Credit, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the BORROWERS or Guarantors hereunder, the obligations of the Borrowers and Guarantors under Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Notes and termination of the Commitments.

       SECTION 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND (EXCEPT AS PROVIDED IN THIS SECTION 13.10 WITH RESPECT TO THE TERM SHEET) SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. Notwithstanding the foregoing, the Term Sheet shall continue in full force and effect as it relates to fees as provided in Section 2.11.

       Section 13.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which any BORROWER or other Loan Party is a party, nor any consent to any departure by any BORROWER or other Loan Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Banks and the BORROWERS, or other Loan Party as appropriate, in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks and the BORROWERS, do any of the following: (a) increase the Commitments of the Banks or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions precedent specified in Article 6; (e) change the Commitment Percentages or the aggregate unpaid principal amount of the Notes or the percentage of the Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in Section 9.14 or this Section
13.11 or modify the definition of "Borrowing Base", "Eligible Receivables" or "Required Banks" contained in Section 1.1; or (g) release any Collateral from any of the Liens created by the Security Documents; and provided further, however, that no amendment, waiver or consent relating to Sections 12.1, 12.2, 12.3, 12.4 or 12.5 shall require the agreement of any Loan Party. Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect to Article 12 hereof without the prior written consent of the Agent.





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       Section 13.12 Maximum Interest Rate.

              (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

              (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Agent nor any Bank shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b), or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Agent or any Bank ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the BORROWERS (or other appropriate Person). In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the BORROWERS, the Agent and the Banks shall, to the maximum extent permitted by applicable law, (A) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (B) exclude voluntary prepayments and the effects thereof, and
       (C) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Agent and/or the Banks, as appropriate, shall refund to the BORROWERS (or other appropriate Person) the amount of such excess and, in such event, the Agent and the Banks shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

              (c) Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas 1925, as amended, the BORROWERS agree that such Chapter 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.





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       Section 13.13 Notices.  All notices and other communications provided for in this Agreement and the other Loan Documents to which any BORROWER is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Bank that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that notices to the Agent shall be deemed given when received by the Agent.

       SECTION 13.14 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EXCEPT AS MAY BE EXPRESSLY STATED TO THE CONTRARY IN CERTAIN LOAN DOCUMENTS, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE LAWS OF THE UNITED STATES. EACH OF THE BORROWERS AND GUARANTORS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (A) ANY UNITED STATES DISTRICT COURT OF NEW YORK, (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, (C) ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, AND (D) ANY TEXAS STATE COURT SITTING IN HOUSTON, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE BORROWERS AND GUARANTORS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH BORROWER OR GUARANTOR AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. EACH OF THE BORROWERS AND GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

       Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       Section 13.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

       Section 13.17 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.





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
       Section 13.18 Construction. Each of the BORROWERS, the Guarantors, the Agent, and the Banks acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

       Section 13.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

       Section 13.20 Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by any Loan Party to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (a) to the Agent, the Co-Agent or any other Bank, (b) to any Person if reasonably incidental to the administration of the Loans or Letter of Credit Liabilities, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (e) which has been publicly disclosed, (f) in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (g) to the extent reasonably required in connection with the exercise of any remedy under the Loan Documents, (h) to such Bank's legal counsel and independent auditors, and (i) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this Section 13.20.

       SECTION 13.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

       Section 13.22 Approvals and Consent. Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement or the other Loan Documents where the approval, consent or exercise of judgment of any Bank Party is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of such Bank Party, and such Bank Party shall not, for any reason or to any extent, be required to grant such approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of such Bank Party, and (b) no approval or consent of any Bank Party shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

       Section 13.23 Agent for Services of Process. Each of the BORROWERS and Guarantors hereby irrevocably designates Edwin T. Markham with offices at 666 Third Avenue, 9th Floor, New York, New

York, 10017 to receive for and on behalf of such BORROWER and Guarantor service of process in New York. In the event that Ms. Riordan resigns or ceases to serve as the BORROWERS' and Guarantors' agent for service of process hereunder, the BORROWERS and Guarantors agree forthwith (a) to designate another agent for service of process in New York, New York and (b) to give prompt written notice to the Agent of the name and address of such agent. Each of the BORROWERS and Guarantors agrees that the failure of its agent for service of process to give any notice of any such service of process to such BORROWER and Guarantor shall not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of any BORROWER or Guarantor available to be served, then such BORROWER or Guarantor further irrevocably consents to the service of process by the mailing thereof by the Agent or the Required Banks by registered or certified mail, postage prepaid, to such BORROWER or Guarantor at its address listed on the signature pages hereof. Nothing in this Section 13.23 shall affect the right of the Agent or the Banks to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against any BORROWER or Guarantor or its Property in the court of any jurisdiction.

       Section 13.24 Joint and Several Obligations. Each and every representation, warranty, covenant, agreement, indebtedness, liability or obligation of the BORROWERS and Guarantors under this Agreement or any other Loan Document shall be, and shall be deemed to be, the joint and several representation, warranty, covenant, agreement, indebtedness, liability or obligation, respectively, of each BORROWER and all of the Borrowers and Guarantors.

       Section 13.25 Co-Agent. All of the privileges and immunities created by Articles 12 and 13 of this Agreement in favor of the Agent in its capacity as such shall be equally applicable to the Co-Agent in its capacity as such.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                      BORROWERS:
                                      ---------

                                      FALCON DRILLING COMPANY, INC.,
                                      FALCON DRILLING DE VENEZUELA, INC.,
                                      FALCON DRILLING MANAGEMENT, INC.,
                                      FALCON INLAND, INC.,
                                      FALCON OFFSHORE, INC.,
                                      FALCON SERVICES COMPANY, INC.,
                                      FALCON WORKOVER COMPANY, INC.,
                                      FALRIG OFFSHORE, INC.,
                                      KESTREL OFFSHORE, INC.
                                              and
                                      RAPTOR EXPLORATION CO., INC.


                                      By: /s/ LEIGHTON E. MOSS
                                          --------------------------------------
                                      Name:  Leighton E. Moss (on behalf of each
                                             of the Borrowers named above)
                                      Title: Vice President and General Counsel
                                             (of each of the Borrowers named
                                             above)

                                      Address for Notices:
                                      -------------------

                                      1900 West Loop South, Suite 1800
                                      Houston, Texas 77027
                                      Telecopy No.:  713-623-8103
                                      Telephone No.: 713-623-8984
                                      Attention:     Don P. Rodney


                                      FALCON DRILLING HOLDINGS, L.P.,
                                      FALRIG OFFSHORE PARTNERS,
                                      FALRIG OFFSHORE (USA), L.P.



                                      By: /s/ LEIGHTON E. MOSS
                                         ---------------------------------------
                                      Name:  Leighton E. Moss (on behalf of each
                                             of the Borrowers named above)
                                      Title: Agent (of each of the Borrowers
                                             named above)

                                      Address for Notices:
                                      -------------------

                                      1900 West Loop South, Suite 1800
                                      Houston, Texas 77027
                                      Telecopy No.:  713-623-8103
                                      Telephone No.: 713-623-8984
                                      Attention:     Don P. Rodney


                                      GUARANTORS:
                                      ----------

                                      FALCON ATLANTIC LTD.


                                      By:  /s/ LEIGHTON E. MOSS
                                           -------------------------------------
                                      Name:  Leighton E. Moss
                                      Title: Vice President

                                      Address for Notices:
                                      -------------------

                                      1900 West Loop South, Suite 1800
                                      Houston, Texas 77027
                                      Telecopy No.:  713-623-8103
                                      Telephone No.: 713-623-8984
                                      Attention:     Don P. Rodney


                                      FALCON DRILLING DO BRASIL, LTDA.
                                              and
                                      PERFORACIONES FALRIG DE
                                         VENEZUELA C.A.


                                      By:  /s/ LEIGHTON E. MOSS
                                         ---------------------------------------
                                      Name:  Leighton E. Moss
                                      Title: Agent

                                      Address for Notices:
                                      -------------------

                                      1900 West Loop South, Suite 1800
                                      Houston, Texas 77027
                                      Telecopy No.:  713-623-8103
                                      Telephone No.: 713-623-8984
                                      Attention:     Don P. Rodney

                                      AGENT:
                                      -----

                                      BANQUE PARIBAS


                                      By: /s/ BRIAN MALONE
                                         ---------------------------------------
                                      Name:   Brian Malone
                                           -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------


                                      By: /s/ LARRY ROBINSON
                                         ---------------------------------------
                                      Name:   Larry Robinson
                                           -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------

                                      Address for Notices:
                                      -------------------

                                      Banque Paribas
                                      1200 Smith Street, Suite 3100
                                      Houston, Texas 77002
                                      Telecopy No.:  713-659-3832
                                      Telephone No.: 713-659-4811
                                      Attention:     Mr. Brian M. Malone
                                                     Vice President


                                      BANKS:
                                      -----

                                      BANQUE PARIBAS


                                      By: /s/ BRIAN MALONE
                                         ---------------------------------------
Commitment:                           Name:   Brian Malone
----------                                 -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------
$17,307,692.31

                                      By: /s/ LARRY ROBINSON
                                         ---------------------------------------
                                      Name:   Larry Robinson
                                           -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------

                                      Address for Notices:
                                      -------------------

                                      Banque Paribas
                                      1200 Smith Street, Suite 3100
                                      Houston, Texas 77002
                                      Telecopy No.:  713-659-3832
                                      Telephone No.: 713-659-4811
                                      Attention:     Mr. Brian M. Malone
                                                     Vice President

                                      Lending Office for ABR Loans:
                                      ----------------------------

                                      Banque Paribas
                                      1200 Smith Street, Suite 3100
                                      Houston, Texas 77002
                                      Attention:     Leah Evans
                                                     Operations Officer

                                      Lending Office for Eurodollar Loans:
                                      -----------------------------------

                                      Banque Paribas
                                      1200 Smith Street, Suite 3100
                                      Houston, Texas 77002
                                      Attention:     Leah Evans
                                                     Operations Officer


                                      ARAB BANKING CORPORATION (B.S.C.)


                                      By: /s/ STEPHEN A. PLAUCHE
                                          --------------------------------------
Commitment:                           Name:   Stephen A. Plauche
----------                                   -----------------------------------
                                      Title:  Vice President
                                              ----------------------------------
$7,692,307.69
                                      Address for Notices:
                                      -------------------

                                      Arab Banking Corporation (B.S.C.)
                                      277 Park Avenue, 32nd Floor
                                      New York, New York 10172
                                      Telecopy No.:  (212) 583-0921
                                      Telephone No.: (212) 583-4720
                                      Attention:     Loan Administration Manager

                                      With copies to:

                                      Arab Banking Corporation (B.S.C.)
                                      600 Travis Street, Suite 1900
                                      Houston, Texas 77002
                                      Telecopy No.:  (713) 227-6507
                                      Telephone No.: (713) 227-8444
                                      Attention:     Mr. Stephen A. Plauche
                                                     Vice President

                                      Lending Office for ABR Loans:
                                      ----------------------------

                                      Arab Banking Corporation (B.S.C.)
                                      277 Park Avenue, 32nd Floor
                                      New York, New York 10172
                                      Telecopy No.:  (212) 583-0921
                                      Telephone No.: (212) 583-4720
                                      Attention:     Loan Administration Manager


                                      Lending Office for Eurodollar Loans:
                                      -----------------------------------

                                      Arab Banking Corporation (B.S.C.)
                                      277 Park Avenue, 32nd Floor
                                      New York, New York 10172
                                      Telecopy No.:  (212) 583-0921
                                      Telephone No.: (212) 583-4720
                                      Attention:     Loan Administration Manager





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